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                                                                   EXHIBIT 10.31


                             CONTRIBUTION AGREEMENT

This Agreement ("Agreement") is entered into by on the 15th day of January, 2002 (the "Effective Date") by Venetian Casino Resort, LLC ("Venetian"), and GET/SSP, LLC ("GET/SSP"), and in consideration of the covenants, representations, and warranties set forth herein and other good and valuable consideration, Venetian and GET/SSP hereby agree to the following:

1.    DEFINITIONS AND INTERPRETATIONS

      1.1 The following words shall have the following meanings for the purpose of this Agreement:

            a. "Action" shall mean cease and desist letter, lawsuit or other legal notice or demand.

            b. "Appropriate Visitors" shall mean visitors to the Venetian Casino Sites whom are of legal age to gamble in the jurisdiction where they reside and who do not reside in or place bets or wagers from the Illegal Localities.

            c. "Closing" shall mean satisfying all, or obtaining written waivers from GET/SSP and Venetian of all, of the conditions set forth in Section 10.1.

            d. "Closing Date" shall mean the date on which all of the conditions set forth in Section 10.1 have been satisfied or waived by GET/SSP and Venetian.

            e. "Design and Implementation Costs" shall mean all reasonable costs associated with getting the Venetian Casino Sites in a condition ready for immediate use, including, but not limited to, third party software licenses, hardware as set forth in Exhibit G, communications lines, communications equipment, facilities, labor costs and salaries of Joint Entity employees.

            f. "Disclose" shall mean disclose, disseminate, transmit, publish, distribute, make available or otherwise convey or communicate.

            g. "Documentation" shall mean all Initial GET Software and GET/SSP Software manuals, application programming interface references, open architecture documents, and other documents related to the operation, maintenance, enhancement, and interaction of the GET Software and GET/SSP Software.

            h. "Initial GET Software" shall mean the executable forms of the Internet Casino Gaming System (ICGS), the Internet Casino Administration Centre (ICAC), and GET Internet Casino Games as set forth in greater detail in Exhibit A.

            i. "Gross Joint Entity Revenue" shall mean the gross revenue received by the Joint Entity, including, but not limited to, advertising revenue, all ancillary revenue and all revenue


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                  received through the Venetian Casino Sites or other sites
                  operated by the Joint Entity.

            j. "Illegal Localities" shall mean the jurisdictions depicted in Exhibit D and any other jurisdiction where either Venetian or GET/SSP reasonably believes, and has notified the other party of such a belief, that the acceptance or placing of bets or wagers is illegal or of which the legality is reasonably unclear.

            k. "Intellectual Property" shall mean state, federal, foreign and registered and common law trademarks, service marks, trade dress, patents, copyrights, mask works, trade secrets, confidential information, technology, know how, show how, inventions (whether or not patentable), creations (whether or not copyrightable), and any form of intangible right, title or interest of any form or nature whatsoever, including, without limitation, all applications for registration and/or issuance of them, all moral rights for the foregoing and all goodwill associated with the foregoing.

            l. "Joint Entity" shall have the meaning set forth in Section 2 of this Agreement.

            m. "Most Favored Customer" shall mean charging the lowest price for the relevant service or products as that charged to any customer of GET/SSP or its subsidiaries.

            n. "Net Joint Entity Revenue" shall mean the Gross Joint Entity Revenue less the Operating Costs.

            o. "Operating Costs" shall mean the costs of the Joint Entity of operating and supporting the Venetian Casino Sites, such costs to include, but not be limited to, sales, general and administrative costs, advertising costs, third party intellectual property licenses, fees and royalties, travel & lodging, third party software licenses, communications costs, salaries, Software enhancements, system upgrades, maintenance costs, utilities, rent, bonuses, insurance, financial institution charges, player payouts, and all other reasonable business costs.

            p.    "Parties" shall mean Venetian and GET/SSP.

            q.    "Party" shall mean either Venetian or GET/SSP.

            r. "Software" shall mean the SSP Software, the GET Software, and third party software recommended by GET/SSP to work with the SSP Software and GET Software as set forth in Exhibit F.

            s. "Source Code" shall mean the human readable code that comprises the Software that GET/SSP, or its subsidiaries, owns or licenses, and is used to compile or build the Initial GET Software and SSP Software.


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            t.    "GET/SSP Cap" shall mean ten million dollars ($10,000,000).

            u. "GET/SSP Facility" shall mean the physical building facility and space owned or leased by GET/SSP in Las Vegas, Nevada.

            v. "SSP Hardware" shall mean the hardware owned, licensed and/or developed by SSP that is set forth in Exhibit I and is contemplated for use or actually used with the Venetian Casino Sites.

            w. "SSP Software" shall mean the software in executable form, owned or licensed by SSP, its subsidiaries and affiliates and set forth in Exhibit B that is for use with the Venetian Casino Sites.

            x. "Unauthorized Users" shall mean any person or entity that does not have the written permission of Venetian to possess, view or otherwise use the Venetian Lists.

            y. "Venetian Casino Sites" shall mean the online gambling and gaming Internet web sites (including but not limited to those branded with the Venetian Marks) dedicated to hosting an Internet wagering facility, in English and other languages, for exclusive operation by the Joint Entity.

            z.    "Venetian Cap" shall mean five million dollars ($5,000,000).

            aa. "Venetian Lists" shall mean the trade secret potential international customer lists compiled by Venetian and owned by Venetian or its parent company or affiliates.

            bb. "Venetian Marks" shall mean the trademarks and service marks owned by Venetian or licensed to Venetian as set forth in Exhibit C.

            cc. "Venetian Works" shall mean the copyright protected works owned by the Venetian that are supplied to the Joint Entity for incorporation in the Venetian Casino Sites.

      1.2 References to a "Section" shall be deemed references to an enumerated section of this Agreement.

      1.3 All references to currency in this Agreement shall be in United States dollars unless otherwise specified.

      1.4 Section headings are used for convenience only and shall have no interpretative effect or impact whatsoever.

      1.5 The word "Exhibit" shall mean an enumerated exhibit all of which shall be deemed attached hereto and incorporated herein by way of the specific reference or references made in this Agreement.

2.    JOINT ENTITY AND FORMATION. Subject to the conditions precedent in
      Section 9 of this Agreement:

      2.1 ENTITY FORMATION. Upon Closing, Venetian and GET/SSP shall form a new Delaware Limited Liability Company, in accordance with the laws of Delaware and assisted by counsel licensed to practice law


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            in Delaware, to operate the Venetian Casino Sites and Software (the new entity hereinafter referred to as the "Joint Entity").

            a. MANAGERS. The Joint Entity shall have seven (7) company managers (the "Managers").

            b. INITIAL SELECTION OF MANAGERS. Upon formation of the Joint Entity, Venetian shall select three (3) Managers, GET/SSP shall select three (3) Managers, and the resulting six (6) Managers shall select one (1) Manager.

            c. TERM OF MANAGERS. The Managers of the Joint Entity shall serve terms not to exceed three years (but capable of re-election). Each year at least two Managers of the Joint Entity shall have their term expire.

            d. SELECTION OF REPLACEMENT MANAGERS. If the total Net Joint Entity Revenue for the Joint Entity earned since the formation of the Joint Entity is less than or equal to eight million dollars ($8,000,000), then, for vacancies created by the expiration of the term of a manager, three (3) of the Managers shall remain selections of Venetian, three (3) of the Managers shall remain selections of GET/SSP, and one (1) of the Managers shall remain a selection of the other Managers. After the total Net Joint Entity Revenue for the Joint Entity earned since the formation of the Joint Entity exceeds eight million dollars ($8,000,000), then, for vacancies created by the expiration of the term of a Manager, four (4) of the Managers shall be selections of Venetian, two (2) of the Managers shall be selections of GET/SSP, and the remaining Manager shall be selected by the other six (6) Managers.

      2.2 OWNERSHIP. The initial share of ownership shall be Venetian with fifty percent (50%) and GET/SSP with fifty percent (50%). The share of ownership shall change to Venetian with eighty percent (80%) and GET/SSP with twenty percent (20%) automatically when the total Net Joint Entity Revenue for the Joint Entity earned since the formation of the Joint Entity exceeds eight million dollars ($8,000,000) as more particularly addressed in Section 5 hereof.

      2.3 POWER TO BIND. Venetian and GET/SSP agree that, as promoters of the Joint Entity, and the expected sole owners of the Joint Entity, they expressly have the power to bind the Joint Entity to the obligations and duties set forth in this Agreement prior to the formation of the Joint Entity.

      2.4 INITIAL TASKS AFTER FORMATION. The Joint Entity shall, as soon as possible after formation, perform the following tasks:

            a. PREPARE A BUSINESS PLAN - Prepare a business plan that at a minimum addresses marketing plans, revenue projections, cost projections, and plans for exploring new revenue streams.


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            b.    PREPARE A REGULATORY COMMUNICATIONS PLAN - Prepare a plan for governmental and regulatory efforts and costs.

            c. PREPARE A REGULATORY COMPLIANCE PLAN AND POLICIES - Prepare a plan for complying with all regulatory agencies and governmental bodies with jurisdiction over the Joint Entity, Venetian and GET/SSP.

            d.    PREPARE BUDGETS - Prepare operating and marketing budgets.

            e.    PREPARE EMPLOYEE OWNERSHIP SHARE OPTION POLICY.

            f.    ESTABLISH BANK ACCOUNTS.

      2.5 BUDGET APPROVALS. All proposed budgets shall require approval by a majority of the seven managers.

      2.6 NEVADA GAMING REGULATIONS. The Parties agree that the Joint Entity shall at all times comply with Nevada gaming laws and regulations, even if the Joint Entity has no licenses from Nevada or is otherwise not subject to jurisdiction in Nevada. The Parties agree that this requirement shall be an essential provision in the formation documents of the Joint Entity.

      2.7 PURPOSE. The Parties agree that the purpose of the Joint Entity shall be to offer online gambling and gaming services from a Jurisdiction, as defined in Section 9.4 hereof, where such activity is legal, to people who are of legal age to gamble in their jurisdictions and for whom placing wagers over the Internet with the Joint Entity is legal.

      2.8 INDEPENDENT ENTITY. The Parties agree that the Joint Entity shall be an independent entity capable of binding itself to other agreements, including entering into agreements to provide additional online gaming Sites branded with the marks of other entities.

      2.9 ADDITIONAL CAPITAL. If the capital contributions required by the Joint Entity from the Parties exceed fifteen million dollars ($15,000,000), then the Parties may either (i) mutually terminate the Joint Entity pursuant to Section 13.3 of this Agreement or (ii) provide such additional capital as agreed to by the Parties (the "Additional Capital Sum"), with thirty three and three tenths percent (33.3%) of the Additional Capital Sum from Venetian and sixty six and seven tenths percent (66.7%) of the Additional Capital Sum from GET/SSP, or in a appropriate ratio in accordance with the distribution interests to the Parties, or (iii) raise funds through such other means or take such other actions as the Joint Entity may determine.

3. VENETIAN CONTRIBUTIONS. For its portion of ownership interest in the Joint Entity, immediately after Closing, Venetian, at no additional cost to the Joint Entity or GET/SSP, shall contribute:

      3.1 MARK LICENSE. A nonexclusive (except as otherwise provided in Section 3.1.c.), nontransferable, limited license to use the Venetian Marks, in text and design format, on the Venetian Casino Sites subject to the following conditions:


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            a.    TERM. The term of the mark license shall be from the date of
                  Closing until the Joint Entity is dissolved or the Mark license is terminated.

            b. LIMITATION OF USE. The license from Venetian to the Joint Entity to use the Venetian Marks shall be limited to the use of Venetian Marks set forth on Exhibit C for use by the Joint Entity on the Venetian Casino Sites.

            c. LIMITATION OF EXCLUSIVITY. During the term of the license, Venetian shall not license the Venetian Marks for use on any other internet gambling sites that accept live wagers and which compete with the Venetian Casino Sites.

            d. OWNERSHIP OF MARKS. Joint Entity will acknowledge Venetian's ownership of the Venetian Marks. The Joint Entity will do nothing during or after the term hereof inconsistent with such ownership. All use of the Venetian Marks by the Joint Entity shall inure to the benefit of and be on behalf of Venetian. The Joint Entity shall assist Venetian, at Venetian's sole expense, in any efforts to record Venetian's rights in, to and arising out of the use of the Venetian Marks by the Joint Entity. Nothing in this Agreement shall give the Joint Entity any right, title or interest in the Venetian Marks other than the right to use the Venetian Marks in accordance with the license and the Joint Entity's Operating Agreement, and the Joint Entity shall not attack the title of Venetian to the Venetian Marks or attack the validity of the Venetian Marks or the validity of the license concerning the Venetian Marks. The Joint Entity shall not use any permutations of the Venetian Marks or any symbols, text or designs that are confusingly similar to any of the Venetian Marks. Any new words, devices, designs, slogans or symbols created by or on behalf of the Joint Entity for use on the Venetian Casino Sites that indicate an affiliation with Venetian or that indicate Venetian as the source of any product or service will be the property of Venetian.

            e. QUALITY STANDARDS. The nature and quality of all services rendered by the Joint Entity in conjunction with the Venetian Marks and related uses of the Venetian Marks by the Joint Entity shall conform to the reasonable standards set by and be under the control of Venetian, such standards to be provided in writing from time to time by Venetian.

            f. QUALITY MAINTENANCE. The Joint Entity shall cooperate with Venetian in facilitating Venetian's control of the nature and quality of the use of the Venetian Marks, shall permit reasonable inspection of the Venetian Casino Sites, and shall assist Venetian in obtaining specimens of all uses of the Venetian Marks upon request.


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            g.    ATTRIBUTION. The Joint Entity shall clearly indicate on the
                  Venetian Casino Sites and in the Venetian Casino Sites' user terms and conditions, in any format reasonably requested by Venetian, consistent with appropriate regulatory requirements, that the Venetian Marks are trademarks and service marks of Venetian.

            h. TERMINATION OF LICENSE TO USE MARKS. Venetian shall have the right to terminate the license of the Venetian Marks to the Joint Entity (i) upon not less than thirty (30) days prior written notice the Joint Entity in the event of any affirmative act of insolvency by the Joint Entity (as agreed to in good faith by the Managers of the Joint Entity) that is not dismissed within ninety (90) days, or (ii) or upon not less than thirty (30) days prior written notice (such notice shall detail the alleged breach and the conditions for cure) that the Joint Entity has breached the license by materially exceeding the scope of the Venetian Marks license or upon a finding in Venetian's reasonable opinion that use of the Venetian Works by the Joint Entity is materially contrary to the quality, nature and image that Venetian desires to portray with the Venetian Marks, and such breach is not cured within thirty (30) days.

            i. EFFECT OF TERMINATION. Termination of the license from Venetian to the Joint Entity to use the Venetian Marks shall be deemed a termination of this Agreement pursuant to Section
                  13.1 of this Agreement. Upon termination of the license from Venetian to the Joint Entity to use the Venetian Marks, the Joint Entity shall (i) immediately discontinue all use of the Venetian Marks, name, and any term, graphic or symbol that may be confusingly similar thereto, (ii) delete same from the Venetian Casino Sites and from all media in the possession or control of the Joint Entity and (iii) execute whatever documents Venetian deems necessary to effect the intent of this Section.

      3.2 WORKS LICENSE. A nonexclusive (except as otherwise provided in Section 3.2.c.), non-transferable license to use the Venetian Works on the Venetian Casino Sites subject to the following conditions:

            a. TERM. The term of the license shall be from the date of Closing until the Joint Entity is dissolved or the Works license is terminated..

            b. LIMITATION OF USE. The license from Venetian to the Joint Entity to use, modify, reproduce and distribute the Venetian Works is limited to use by the Joint Entity of the Venetian Works on the Venetian Casino Sites.

            c. LIMITATION OF EXCLUSIVITY. During the term of this Agreement, Venetian shall not license the Venetian Works


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                  for use on any other internet gambling sites that accept live wagers and which compete with the Venetian Casino Sites.

            d. OWNERSHIP OF WORKS. The Joint Entity will acknowledge Venetian's exclusive ownership in or control of the Venetian Works. Joint Entity will do nothing inconsistent with such ownership will reasonably assist Venetian, at Venetian's cost, in any and all efforts to record Venetian's rights in, to and arising out of the Venetian Works. Nothing in this Agreement shall give the Joint Entity any right, title or interest in the Venetian Works other than the right to use the Venetian Works in accordance with the license and the Joint Entity's Operating Agreement. The Joint Entity will not attack the title of Venetian to the Venetian Works or attack the validity of the license concerning the Venetian Works.

            e. SUBLICENSE. The Joint Entity may sublicense the use, modification and reproduction of the Venetian Works to GET/SSP for the sole purpose of incorporating the Venetian Works into the visual presentation of the Software. The Venetian and GET/SSP hereby acknowledge and agree that any derivative works of the Venetian Works shall be the sole property of the Joint Entity, to the extent that such derivative works do not incorporate the Venetian Marks.

            f. ATTRIBUTION. The Joint Entity shall clearly indicate, on the Venetian Casino Sites and in the Venetian Casino Sites' user terms and conditions, that Venetian owns the copyright in and to the Venetian Works. The Joint Entity shall include the following phrase "(C) 2002 Venetian Casino Resort, LLC, All Rights Reserved", or such other date or ownership attribution as Venetian may direct.

            g. TERMINATION OF LICENSE TO USE WORKS. Venetian shall have the right to terminate the license of the Venetian Works to the Joint Entity (i) upon not less than thirty (30) days prior written notice to the Joint Entity in the event of any affirmative act of insolvency by the Joint Entity (as agreed to in good faith by the Managers of the Joint Entity) that is not dismissed within ninety (90) days, or (ii) or upon not less than thirty (30) days prior written notice (such notice shall detail the alleged breach and the conditions for cure) that the Joint Entity has breached the license by materially exceeding the scope of the Venetian Works license or upon a finding in Venetian's reasonable opinion that use of the Venetian Works by the Joint Entity is materially contrary to the quality, nature and image that Venetian desires to portray with the Venetian Works, and such breach is not cured within thirty (30) days.


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            h.    EFFECT OF TERMINATION. Termination of the license from
                  Venetian to the Joint Entity to use the Venetian Works shall be deemed a termination of this Agreement pursuant to Section
                  13.1 of this Agreement. Upon termination of the license from Venetian to the Joint Entity to use the Venetian Works, or upon the termination of this Agreement, The Joint Entity shall
                  (i) immediately discontinue all use of the Venetian Works,
                  (ii) delete same from the Venetian Casino Sites and from all media in the possession or control of the Joint Entity and
                  (iii) execute whatever documents Venetian deems necessary to effect the intent of this Section.

            i. LIMITED INDEMNIFICATION. Venetian shall defend GET/SSP and the Joint Entity and hold GET/SSP and the Joint Entity harmless, at the expense of Venetian, against any Action brought against GET/SSP and the Joint Entity to the extent that it is based on a claim that the Venetian Works, or any part of them, infringe or conflict with the Intellectual Property right, title, interest or license of a third person. Should the Venetian Works become the subject of a claim of infringement of Intellectual Property, Venetian shall have the option, to exercise in its sole discretion, to either (a) substitute the Intellectual Property at issue, provided that such substitution does not jeopardize the maintenance or acquisition of any gaming related licenses in any jurisdiction of any Venetian related entity and the Joint Entity, or materially alter the legality, usability or performance of the Venetian Casino Sites, (b) provide an alternative to using the Intellectual Property at issue, (c) procure for the Joint Entity the right to continue using the Intellectual Property at issue; or (d) if the foregoing are not reasonably available, terminate the license.

      3.3 VENETIAN LISTS. A nonexclusive, non-transferable license to use the Venetian Lists, provided by Venetian to the Joint Entity for the Venetian Casino Sites subject to the following conditions:

            a. EXCLUSIVE USE. The Joint Entity shall use the Venetian Lists solely in connection with the operation of the Venetian Casino Sites.

            b. TERM. The term of the license shall be from the date of Closing until the Joint Entity is dissolved.

            c.    NON DISCLOSURE & SAFE KEEPING.

                  1) ACKNOWLEDGEMENT. The Joint Entity will acknowledge and agree that the Venetian Lists are trade secrets of Venetian or its parent company or affiliates, and that the Venetian Lists are trade secrets as defined by the Uniform Trade Secrets Act as


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                        enacted in Nevada pursuant to Nevada Revised Statutes
                        Title 52 Chapter 600A.030.5.

                  2) NON DISCLOSURE. The Joint Entity shall not disclose the Venetian Lists to any person or entity without the prior written permission of Venetian, which may be withheld in the sole and absolute discretion of Venetian.

                  3) MATERIALS. The Joint Entity and its employees, officers, members, representatives and other agents shall not copy the Venetian Lists in any form without the prior written permission of Venetian which may be withheld in the sole and absolute discretion of Venetian.

                  4) SAFE-KEEPING. The Joint Entity shall keep the Venetian Lists in a locked, limited access environment, and shall not have any portion of the Venetian Lists in electronic form that is potentially accessible by Unauthorized Users.

                  5) RETURN OR DESTRUCTION. At any time during the term of this Agreement, or upon the expiration or termination of this Agreement, the Joint Entity shall return or destroy, at the sole discretion of Venetian, all media containing the Venetian Lists and provide Venetian with a written affidavit confirming the return or destruction of such media.

                  6) OBLIGATIONS OF THE JOINT ENTITY'S REPRESENTATIVES. The Joint Entity shall enter into a written confidentiality agreement that perpetually protects the Venetian Lists with any employees, officers, representatives, and agents of the Joint Entity that have access to the Venetian Lists, with the form and substance of such a confidentiality agreement to be subject to Venetian's reasonable approval.

                  7) PERPETUAL OBLIGATIONS The obligation of the Joint Entity, its employees, members, officers, representatives and agents to maintain the confidentiality of the Venetian Lists shall survive the termination of this Agreement in perpetuity.

                  8) TERMINATION OF LICENSE TO USE LISTS. Venetian shall have the right to terminate the license of the Venetian Lists to the Joint Entity (i) upon not less than thirty (30) days prior written notice to the Joint Entity in the event of any affirmative act of insolvency by the Joint Entity (as agreed to in good faith by the Managers of the Joint Entity) that is not


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                        dismissed within ninety (90) days, or (ii) immediately
                        upon a good faith finding in Venetian's reasonable opinion that Joint Entity has breached any provision of
                        Section 3.3.c of this Agreement.

            d. EFFECT OF TERMINATION. Termination of the license from Venetian to the Joint Entity to use the Venetian Lists shall be deemed a termination of this Agreement and of the Joint Entity pursuant to Section 13.1 of this Agreement. Upon termination of the license from Venetian to the Joint Entity to use the Venetian Lists, The Joint Entity shall (i) immediately discontinue all use of the Venetian Lists, (ii) return or destroy all media that contains the Venetian Lists, or any portion thereof, the decision to destroy or return shall be in the sole and absolute discretion of Venetian, and
                  (iii) shall promptly execute whatever documents Venetian deems necessary to effect the intent of this Section.

      3.4 CROSS MARKETING. Commercially reasonable efforts to promote the Venetian Casino Sites to Appropriate Visitors.

      3.5 CAPITAL CONTRIBUTION. Capital to the Joint Entity not to exceed the Venetian Cap, to be used to cover thirty three and three tenths percent (33.3%) of the actual Design and Implementation Costs and initial Operating Costs for the Venetian Casino Sites pursuant to Sections 5.4 and 5.5 of this Agreement, provided that (i) the Joint Entity provides Venetian with a written detailed plan for implementation along with the Design and Implementation Costs estimate as set forth in Section 9.7 of this Agreement, (ii) Venetian, in writing, approves of the detailed plan for implementation and the estimate Design and Implementation Costs,
            (iii) the Joint Entity provides Venetian with an actual accounting of the Design and Implementation Costs, and (iv) the actual Design and Implementation Costs do not exceed the estimated Design and Implementation Costs by more than fifteen percent (15%) of the estimated Design and Implementation Costs.

      3.6 DOMAIN NAME. A license to use a domain name or set of domain names for the Venetian Casino Sites. All domain names shall be owned by Venetian and remain the property of Venetian.

4. CONTRIBUTIONS OF GET/SSP. For its portion of ownership interest in the Joint Entity, immediately after Closing, GET/SSP, at no additional cost to the Joint Entity or Venetian, shall contribute:

      4.1 GET SOFTWARE SUBLICENSE. A nonexclusive, limited sublicense to use, publicly display, modify, reproduce, and copy the GET Software solely for the Venetian Casino Sites subject to the following conditions:

            a. TERM. The term of the sublicense shall be from the date of Closing until the Joint Entity is dissolved or the sublicense is terminated.


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            b.    LIMITATION ON LICENSE. The sublicense to the GET Software
                  shall only be applicable to uses, displays, modifications, reproductions and copies directly related to the development, implementation, operation and enhancement of the Venetian Casino Sites.

            c. OWNERSHIP OF INITIAL WORKS. The Joint Entity will acknowledge GET/SSP's exclusive ownership in, license to, or control of the portions of the GET Software owned or licensed by GET/SSP as initially delivered to the Joint Entity (the "Initial GET Software"). The Joint Entity will do nothing inconsistent with such sublicense or ownership and shall reasonably assist GET/SSP at GET/SSP's cost, in any and all efforts to record GET/SSP's rights in, to and arising out of the Initial GET Software. Nothing in this Agreement shall give the Joint Entity any right or title in the Initial GET Software other than the right to use, publicly display, modify, reproduce and copy the Initial GET Software in accordance with the sublicense and the Joint Entity's Operating Agreement and the Joint Entity will not attack the license to or title of GET/SSP to the Initial GET Software as initially delivered or attack the validity of the Initial GET Software or any license concerning the GET Software.

            d. OWNERSHIP OF DERIVATIVE WORKS. To the extent that modifications, enhancements and changes are made to the Initial GET Software by the Joint Entity, such modifications, enhancements and changes shall be considered derivative works owned by the Joint Entity.

            e. RIGHT OF LAST BID FOR ADD IN MODULES AND GAMES. For any add in modules or games not created by the Joint Entity, the Joint Entity shall solicit bids for any requested add in modules and games from GET/SSP after soliciting bids from any other entity and shall notify GET/SSP of the details of the bid and give GET/SSP the job if it matches any third party bid in all reasonable material respects.

            f. OWNERSHIP OF JOINT ENTITY AND THIRD PARTY ADD IN MODULES AND GAMES. The Joint Entity shall have the right and authority to create, or have a third party create, add in modules and additional games for the Initial GET Software. The Joint Entity shall have the right to share any documentation, regardless of source, required by a third party to create, add in modules and additional games for the Initial GET Software. The Joint Entity, or a third party, shall retain all right, title and interest in and to the add in modules and additional games for the Initial GET Software not created by GET/SSP or its subsidiaries.

            g. TRADEMARKS. To the extent that any GET/SSP trademarks, or trademarks of GET/SSP wholly owned subsidiaries, exist in the Initial GET Software, such trademarks shall remain in the Initial GET Software. If GET/SSP determines that it no longer wishes the Joint Entity to use any GET/SSP trademark on the Venetian Casino Sites, the Joint Entity shall remove such GET/SSP trademarks as requested by GET/SSP.

            h. ATTRIBUTION. The Joint Entity shall clearly indicate on the Venetian Casino Sites and in the Venetian Casino Sites' user terms and conditions, that GET/SSP, its licensor or its subsidiary owns the copyright in and to the Initial GET Software. The Joint Entity shall include the following phrase "(C) 2002 SSP Solutions, Inc., All Rights Reserved", or such other date or ownership attribution as GET/SSP may direct.

            i. TERMINATION OF SUBLICENSE TO USE GET SOFTWARE. GET/SSP shall have the right to terminate the Initial GET Software sublicense to the Joint Entity (i) upon not less than thirty
                  (30) days prior written notice to the Joint Entity in the event of any affirmative act of insolvency by the Joint Entity (as agreed to in good faith by the Managers of the Joint Entity) that is not dismissed within ninety (90) days, (ii) or upon not less than thirty (30) days prior written notice (such notice shall detail the alleged breach and the conditions for cure) that the Joint Entity has breached the license by materially exceeding the scope of the Initial GET Software license and such breach is not cured within thirty (30) days.

            j. LIMITED INDEMNIFICATION. GET/SSP shall defend Venetian and the Joint Entity and hold Venetian and the Joint Entity harmless, at the expense of GET/SSP, against any Action brought against Venetian and the Joint Entity to the extent that it is based on a claim that the Initial GET Software, or any part of it, infringes or conflicts with the Intellectual Property right, title, interest or license of a third person. Should the Initial GET Software become the subject of a claim of infringement of Intellectual Property, GET/SSP shall have the option, to exercise in its sole discretion, to either (a) substitute the Intellectual Property at issue, provided that such substitution does not jeopardize the maintenance or acquisition of any gaming related licenses in any jurisdiction of any Venetian related entity and the Joint Entity, or materially alter the legality, usability or performance of the Venetian Casino Sites, (b) provide an alternative to using the Intellectual Property at issue, provided that such alternative does not jeopardize the maintenance or acquisition of any gaming related licenses in any jurisdiction of any Venetian related entity or materially alter the legality, usability or performance of the Venetian Casino Sites, (c) procure for the Joint Entity the right to continue using the Intellectual Property at issue; or (d) if the foregoing are not reasonably available, terminate the license.

            k. EFFECT OF TERMINATION. Termination of the license from GET/SSP to the Joint Entity to use the Initial GET Software shall be deemed a termination of this Agreement pursuant to Section
                  13.2 of this Agreement. Upon termination of the license, the Joint Entity shall within one hundred eighty (180) days of receipt of written notice from GET/SSP(i) discontinue all use of the Initial GET Software, (ii) delete same from the Venetian Casino Sites and from all media in the possession or control of Venetian or the Joint Entity as permitted by all applicable laws, orders, and regulations, and (iii) execute whatever documents GET/SSP deems necessary to effect the intent of this Section of the Agreement. During such one hundred eighty (180) day period, all Net Joint Entity Revenue payable to GET/SSP under this Agreement shall continue to be paid to GET/SSP until all use of the Initial GET Software has been discontinued. Notwithstanding any other provision of this Agreement, all data generated by the Joint Entity, whether or not through, by or in relation to the Initial GET Software, shall be retained by the Parties for not less than three (3) years after the termination of the Joint Entity or such other time period that is specified by the Jurisdiction.

            l. EXCLUSIVITY LIMITATION. During the term of the Joint Entity GET/SSP shall not itself operate, nor shall it enter into any other joint venture to operate an online gambling sites. The foregoing notwithstanding, nothing in this Agreement shall preclude or otherwise prevent GET/SSP from providing technologies, services, or licenses to other online gambling sites or entities.

      4.2 SSP SOFTWARE SUBLICENSE. A nonexclusive, limited sublicense to use, publicly display, modify, reproduce, and copy the SSP Software exclusively for the Venetian Casino Sites subject to the following conditions:

            a. TERM. The term of the sublicense shall be from the date of Closing until the Joint Entity is dissolved or the sublicense is terminated.

            b. LIMITATION ON LICENSE. The license in the SSP Software shall only be applicable to uses, displays, modifications, reproductions and copies directly related to the development, implementation, operation and enhancement of the Venetian Casino Sites.

            c. OWNERSHIP OF INITIAL WORKS. The Joint Entity will acknowledge GET/SSP's license to, ownership in, or control of the portions of the SSP Software licensed by GET/SSP as initially delivered to the Joint Entity through GET/SSP or any GET/SSP wholly owned subsidiary (the "Initial SSP Software"). The Joint Entity will do nothing inconsistent with such ownership or control and shall reasonably assist GET/SSP at, GET/SSP's cost, in any and all efforts to record GET/SSP's rights in, to and arising out of the Initial SSP Software. Nothing in this Agreement shall give the Joint Entity any right or title in the Initial SSP Software other than the right to use, publicly display, modify, reproduce and copy the Initial SSP Software in accordance with the sublicense and the Joint Entity's Operating Agreement and the Joint Entity will not attack the title of GET/SSP or its licensor to the Initial SSP Software as initially delivered or attack the validity of the SSP Software or any license concerning the SSP Software.

            d. OWNERSHIP OF DERIVATIVE WORKS. To the extent that modifications, enhancements and changes are made to the Initial SSP Software by the Joint Entity, such modifications, enhancements and changes shall be considered derivative works owned by the Joint Entity.

            e. TRADEMARKS. To the extent that any GET/SSP trademarks, or trademarks of a GET/SSP wholly owned subsidiary or parent corporation, exist in the Initial SSP Software, such trademarks shall remain in the SSP Software. If GET/SSP determines that it no longer wishes the Joint Entity to use any such GET/SSP trademark on the Venetian Casino Sites, the Joint Entity shall, to the best of its ability, remove such GET/SSP trademarks as requested by GET/SSP.

            f. ATTRIBUTION. The Joint Entity shall clearly indicate on the Venetian Casino Sites and in the Venetian Casino Sites' user terms and conditions, that GET/SSP or its subsidiary owns the copyright in and to the GET/SSP Software. Joint Entity shall include the following phrase "(C) 2002 SSP Solutions, Inc., All Rights Reserved", or such other date or ownership attribution as GET/SSP may direct.

            g. LIMITED INDEMNIFICATION. GET/SSP shall defend Venetian and hold Venetian and the Joint Entity harmless, at the expense of GET/SSP, against any Action brought against Venetian or the Joint Entity to the extent that it is based on a claim that the GET/SSP Software or GET/SSP

                  Hardware, or any part of it, infringes or conflicts with the Intellectual Property right, title, interest or license of a third person. Should the GET/SSP Software or GET/SSP Hardware become the subject of a claim of infringement of Intellectual Property, GET/SSP shall have the option, to exercise in its sole discretion, to either (i) substitute the Intellectual Property at issue, provided that such substitution does not jeopardize the maintenance or acquisition of any gaming related licenses in any jurisdiction of any Venetian related entity or materially alter the legality, usability or performance of the Venetian Casino Sites, (ii) provide an alternative to using the Intellectual Property at issue, provided that such alternative does not jeopardize the maintenance or acquisition of any gaming related licenses in any jurisdiction of any Venetian related entity or materially alter the legality, usability or performance of the Venetian Casino Sites, (iii) procure for the Joint Entity the right to continue using the Intellectual Property at issue; or (iv) if the foregoing are not reasonably available, terminate the sublicense.

            h. TERMINATION OF SUBLICENSE TO USE GET/SSP SOFTWARE. GET/SSP shall have the right to terminate the GET/SSP Software sublicense to the Joint Entity (i) upon not less than thirty
                  (30) days prior written notice to the Joint Entity in the event of any affirmative act of insolvency by the Joint Entity (as agreed to in good faith by the Managers of the Joint Entity) that is not dismissed within ninety (90) days, (ii) or upon not less than thirty (30) days prior written notice (such notice shall detail the alleged breach and the conditions for cure) that the Joint Entity has breached the sublicense by exceeded the scope of the GET/SSP Software sublicense and such breach is not cured within thirty (30) days.

            i. EFFECT OF TERMINATION. Termination of the sublicense from GET/SSP to the Joint Entity to use the GET/SSP Software shall be deemed a termination of this Agreement pursuant to Section
                  13.2 of this Agreement. Upon termination of the sublicense from GET/SSP to the Joint Entity to use the GET/SSP Software, or upon the termination of this Agreement, the Joint Entity shall within one hundred eighty (180) days of written notice from GET/SSP(i) immediately discontinue all use of the GET/SSP Software, (ii) delete same from the Venetian Casino Sites and from all media in the possession or control of Venetian or the Joint Entity to the extent permitted by all applicable laws, orders and regulations, and (iii) execute whatever documents

                  GET/SSP deems necessary to effect the intent of this Section of the Agreement. During such one hundred eighty (180) day period, all Joint Entity Net Revenue payable to GET/SSP under this Agreement shall continue to be paid to GET/SSP until all use of the GET/SSP Software has been discontinued. Notwithstanding any other provision of this Agreement, all data generated by the Joint Entity, whether or not through, by or in relation to the GET/SSP Software, shall be retained by the Parties for not less than three years after the termination of the Joint Entity or such other time period that is specified by the Jurisdiction.

      4.3   SSP HARDWARE. Notwithstanding any language to the contrary in
            Section 4 of this Agreement, GET/SSP will provide, at Most Favored Customer pricing, all required SSP Hardware for secured transaction and information processing for use with the Venetian Casino Sites.

      4.4   GET/SSP FACILITY. Notwithstanding any language to the contrary in
            Section 4 of this Agreement, the Joint Entity may enter into a paid sublease (at fair market value) with GET/SSP to use the GET/SSP Facilities or shall obtain other facilities for housing all of the Joint Entity's operations until the Parties and the Joint Entity agree to move such operations to a different physical location or locations.

      4.5   TRAINING SERVICES.

            a. TRAINING. Upon the reasonable request of the Joint Entity, GET/SSP shall provide, reasonable instruction to personnel of the Joint Entity in the operation, management and administration of the Software. GET/SSP and the Joint Entity shall, prior to accepting any wager through the Venetian Casino Sites, create a training support services plan in accordance with the requirements of the Jurisdiction, such plan shall be attached and incorporated herein as Exhibit H of this Agreement (the "Training and Support Requirements"). The training shall include, without limitation, the training support services described in the Training and Support Requirements. The sessions at which such instruction is to be provided shall be scheduled at times mutually agreed to by GET/SSP and the Joint Entity and shall be conducted at a location reasonably selected by the Joint Entity. Sufficient sessions shall be scheduled to permit the size of each session to be limited to ten people. The Joint Entity shall provide a suitable location for training and GET/SSP shall provide a complement of equipment that GET/SSP deems suitable for training the Joint Entity's personnel. GET/SSP shall furnish the Joint Entity at least one copy of a reasonably comprehensive operators manual with respect to the Software. The Joint Entity may make additional copies of the manuals.

            b. ADDITIONAL TRAINING MATERIALS. In addition to the foregoing provisions of this Section 4.5, GET/SSP shall provide at no cost the following training materials as appropriate: detailed feature explanations in the form of a training text and not a software specification; a thorough description of feature interactions; and organized, customized quick reference guides.

      4.6   MAINTENANCE SERVICES

            a. TELEPHONE AND ELECTRONIC SUPPORT: GET/SSP shall maintain or otherwise provide for a 24-hour, seven days per week telephone support service to accept and respond to second line support calls from the Joint Entity as follows:

                  1) GET/SSP shall respond by electronic means to any and all telephone calls from the Joint Entity relating to required maintenance, problem solving or explanation concerning any aspect of the Software. GET/SSP shall use its best efforts to respond to a service call by telephone within two hours of the Joint Entity's placement of the call and have a customer support representative assisting and accessing the Software by electronic methods within two hours of the Joint Entity's telephone call to GET/SSP notifying GET/SSP of a problem with, or issue concerning, the Software.

                  2) Any calls received during the hours of 6:00 p.m. to 8:00 a.m. Greenwich Mean Time, and all hours on Saturday and Sunday, and federal holidays which relate to the Software which are not deemed, by mutual agreement, to be assistance necessary to make the Software function and perform as described in the Software documentation is considered billable support. The Joint Entity agrees to pay GET/SSP a fee based upon the actual service time incurred in connection with any billable calls at GET/SSP's Most Favored Customer hourly rates. All services calls falling within the terms of this Section 4.6.a.2, will be responded to by the next business day.

            b. SOFTWARE UPDATES. The Joint Entity shall be entitled to receive updates to the Software at no additional charge if such updates are offered to any other customer of GET/SSP or a GET/SSP subsidiary at no charge, or on a Most Favored Customer cost basis.

            c. SOFTWARE PROBLEM REPORTING. The Joint Entity shall submit to GET/SSP reports concerning potential errors in the Software. The Joint Entity shall provide GET/SSP all data that it has reasonably available to it concerning potential errors that GET/SSP reasonably may request in order to reproduce operating conditions similar to those present when the potential error was discovered.

            d. ERROR FIXES. GET/SSP shall investigate each potential error reported by the Joint Entity and determine whether in GET/SSP's reasonable judgment the reported problem is an error and whether the error is in the Software. If GET/SSP determines in good faith that there is an error in the Software documentation, GET/SSP shall correct the documentation and supply the Joint Entity a corrected copy or pages of it. If GET/SSP determines that there is an error in the Software, GET/SSP will use its best efforts to provide as soon as possible an avoidance procedure for and/or a correction of the error through telephone support and/or remote on-line access.

            e. INSTALLATION OF ERROR FIXES. The Joint Entity shall have a reasonable opportunity to test and determine whether to install all error fixes supplied by GET/SSP. Accept as may otherwise by mutually agreed by the Parties, failure to install any error fix will terminate GET/SSP's obligation to provide maintenance services as provided in this Section 4.6.

            f. INSTALLATION OF GET/SSP UPDATES. The Joint Entity shall have a reasonable opportunity to test and determine whether to install within any Software updates supplied by GET/SSP. Accept as may otherwise by mutually agreed by the Parties, failure to install any GET/SSP Updates will terminate GET/SSP's obligation to provide maintenance services as provided in this Section 4.6.

            g. ELECTRONIC ACCESS. SSP shall provide the Joint Entity with secure electronic access to the Software for SSP's maintenance services. SSP shall maintain the secrecy and security of such electronic maintenance access.

            h. SECURE AUDIT ACCESS. GET/SSP shall provide Venetian and official governmental gaming regulators with secure electronic access to the Venetian Casino Sites data to enable Venetian and official governmental gaming regulators to, at any time, audit all aspects of the Venetian Casino Sites and the transactions performed by the Venetian Casino Sites.

            i. JOINT ENTITY MODIFICATION. GET/SSP shall have no obligation to service the Software if any changes to the source code are made by any employee or agent of the Joint Entity, or if GET/SSP-provided error fixes and updates are not installed (except as may be otherwise agreed by the Parties).

            j. ON SITES MAINTENANCE. If GET/SSP determines in good faith that a problem or error with the software requires GET/SSP to visit the location of the servers to correct the problem, then the Joint Entity shall provide GET/SSP with physical access to the servers in a manner that is consistent with the laws and regulations of the jurisdiction in which the servers sit, and consistent with the laws and regulations of the jurisdiction in which the Venetian Casino Sites has its gaming licenses.

            k. REVIEW OF ALL CHANGES. Notwithstanding any other provision of this Agreement, prior to the implementation of any proposed changes to the Software or Venetian Casino Sites, such proposed changes must be reviewed by Venetian and GET/SSP and such proposed changes shall not be implemented without the written consent of Venetian and GET/SSP.

            l. LOG OF ALL CHANGES. GET/SSP shall create and deliver to Joint Entity a monthly log of all changes to the Software implemented by GET/SSP or its subsidiaries or affiliates.

      4.7 REGULATORY COMMUNICATIONS SUPPORT. Upon the reasonable request of Venetian or the Joint Entity, at reasonable times specified by Venetian or the Joint Entity, GET/SSP shall prepare and deliver presentations regarding the operations and security of the Venetian Casino Sites to regulators and other government officials.

      4.8   SOURCE CODE AND HARDWARE SCHEMATICS ESCROW

            a. Within thirty (30) days of the date of Closing, GET/SSP shall enter into an Escrow Agreement, in a form as set forth in Exhibit J, and shall deposit with Data Securities International a copy of the available buildable Source Code and schematics for GET/SSP Hardware ("Deposit Materials"). The Joint Entity shall be responsible for paying all maintenance costs to the Escrow Agent during the term of this Agreement. GET/SSP shall keep the Deposit Materials in escrow current by providing to Data Securities International, a new deposit of the available Source Code for all updates while this Agreement is in effect.

            b. The Joint Entity shall have access to the Deposit Materials only upon the occurrence of any of the following events, subject to the provisions set forth in the Escrow Agreement:

                  1)    The dissolution of GET/SSP.

                  2) The cessation of support for the GET/SSP Hardware, GET/SSP Software or GET Software.

                  3) A material breach of the Joint Entity's Operating Agreement or any license or sublicense from GET/SSP to the Joint Entity by GET/SSP not cured within ninety (90) days from when written notice is sent to GET/SSP.

                  4) Termination of the Joint Entity's Operating Agreement or any license or sublicense from GET/SSP to the Joint Entity due to the insolvency of GET/SSP.

            c.    Upon a release of the Deposit Materials, as set forth in
                  Section 4.5 of the Escrow Agreement, the Joint Entity shall, solely in connection with operating, maintaining and enhancing the Venetian Casino Sites, have the right to use, make, build, modify, enhance, reproduce, compile, repair, and publicly display the GET/SSP Hardware, GET/SSP Software and Initial GET Software, and shall have the right to engage third parties to modify, make, build, enhance, reproduce, repair, compile, and publicly display the GET/SSP Hardware, GET/SSP Software and Initial GET Software.

      4.9 THIRD PARTY SOFTWARE. Copies of all proposed third party software licenses for review and approval by the Joint Entity and Venetian. GET/SSP shall, upon the written consent of Venetian and Joint Entity, procure a license for all third party software on behalf of the Joint Entity that is reasonably required for the operation of the Venetian Casino Sites; the costs of procurement shall be part of the Design and Implementation Costs. GET/SSP shall provide all reasonably required assistance in installing, configuring and testing the third party software for interoperation with the Initial GET Software and GET/SSP Software.

      4.10 CAPITAL CONTRIBUTION. Capital to the Joint Entity not to exceed the GET/SSP Cap, to be used to cover sixty six and seven tenths percent (66.7%) of the actual Design and Implementation Costs and initial Operating Costs for the Venetian Casino Sites pursuant to Sections
            5.4 and 5.5 of this Agreement, provided that (i) the Joint Entity provides GET/SSP with a written detailed plan for implementation along with the Design and Implementation Costs estimate as set forth in Section 9.7 of this Agreement, (ii) GET/SSP, in writing, approves of the detailed plan for implementation and the estimate Design and Implementation Costs, (iii) the Joint Entity provides GET/SSP with an actual accounting of the Design and Implementation Costs, and
            (iv) the actual Design and Implementation Costs do not exceed the estimated Design and Implementation Costs by more than fifteen percent (15%) of the estimated Design and Implementation Costs.

5. POST CLOSING FINANCIAL TERMS. The following financial terms shall be effective upon Closing:

      5.1 Until Net Joint Entity Revenue exceeds the Design and Implementation Costs, Net Joint Entity Revenue shall be shared with sixty six and seven tenths percent (66.7%) of Net Joint Entity Revenue to GET/SSP and thirty three and three tenths percent (33.3%) to Venetian.

      5.2 Beginning on the Closing Date, and for the life of the Joint Entity, Venetian and GET/SSP shall share the following percentages of Net Joint Entity Revenue, after aggregate Net Joint Entity Revenue exceeds the Design and Implementation Costs:

            a.

            -------------------------------------------------------------------
            On Aggregate Net Joint Entity         Percentage to   Percentage to
            Revenue of                            Venetian        GET/SSP
            -------------------------------------------------------------------
            Less than four million dollars        50%             50%
            -------------------------------------------------------------------
            Less than eight million dollars
            and more than four million dollars    60%             40%
            -------------------------------------------------------------------
            In excess of eight million dollars    80%             20%
            -------------------------------------------------------------------

            b. At all times during the existence of the Joint Entity, the Joint Entity shall keep and maintain, in accordance with generally accepted accounting principles, complete and accurate financial books and records in respect of its operation of the Venetian Casino Sites, including all records necessary to compute the amounts due Venetian and GET/SSP under this Agreement or the Joint Entity's Operating Agreement. Venetian and GET/SSP each shall have the right, upon three (3) business days notice and no more than once per twelve (12) month period, to appoint an independent third party certified business accountant to examine the Joint Entity's books and records related to the Venetian Casino Sites in order to verify the Joint Entity's compliance with the terms of this Agreement or the Joint Entity's Operating Agreement. Any such audit shall be at the expense of the Party requesting the examination.

            c. Net Joint Entity Revenue shall be calculated on a cumulative basis with monthly reconciliation by reference to the amount of Net Joint Entity Revenue at the end of each month. The Joint Entity shall provide to Venetian and GET/SSP on a monthly basis, by the 10th day of the following month, Venetian's share of Net Joint Entity Revenue, GET/SSP's share of Net Joint Entity Revenue and a report with information summarizing the calculation of Gross Joint Entity Revenue, Operating Costs, and all other deductions to arrive at Net Joint Entity Revenue, including but not limited to, all withholdings, taxes and fees, in a format and with such information as agreed between the Parties.

      5.3 DEPOSIT OF FUNDS. All funds received directly from Venetian customers by the Venetian Casino Sites shall be paid into the customer bank account of the Joint Entity. All interest revenue earned upon such deposits shall be added to, and become part of, the Gross Joint Entity Revenue.

      5.4   OPERATING COST PAYMENTS TO THE JOINT ENTITY.

            a. Each month after Closing, during the existence of the Joint Entity shall issue a detailed report of Gross Joint Entity Revenue and Operating Costs ("Monthly Report").

            b. If Operating Costs exceed Gross Joint Entity Revenue, then (i) provided that the sum of all GET/SSP Capital Contribution to the Joint Entity during the existence of the Joint Entity does not exceed the GET/SSP Cap, GET/SSP shall, within thirty days of receipt of the receipt of the Monthly Report, pay to the Joint Entity sixty six and seven tenths percent (66.7%) of the difference between Operating Costs and Gross Joint Entity Revenue, and (ii) provided that the sum of all Venetian Capital Contribution to the Joint Entity during the existence of the Joint Entity does not exceed the Venetian Cap, Venetian shall, within thirty days of receipt of the receipt of the Monthly Report, pay to the Joint Entity thirty three and three tenths percent (33.3%) of the difference between Operating Costs and Gross Joint Entity Revenue.

      5.5   DESIGN AND IMPLEMENTATION COST PAYMENTS TO THE JOINT ENTITY.

            a. Each month after Closing, during the existence of the Joint Entity, the Joint Entity shall issue a detailed report of the Design and Implementation Costs incurred for that month ("Development Report").

            b. If there are any Design and Implementation Costs incurred during the month of the Development Report, then (i) provided that the sum of all GET/SSP Capital Contribution to the Joint Entity during the existence of the Joint Entity does not exceed the GET/SSP Cap, GET/SSP shall, within thirty days of receipt of the Development Report, pay to the Joint Entity sixty six and six tenths percent (66.6%) of Design and Implementation Costs, and (ii) provided that the sum of all Venetian Capital Contribution to the Joint Entity during the existence of the Joint Entity does not exceed the Venetian Cap, Venetian shall, within thirty days of receipt of the Development Report, pay to the Joint Entity thirty three and three tenths percent (33.3%) of the Design and Implementation Costs.

6.    ADDITIONAL OBLIGATIONS OF THE JOINT ENTITY

      6.1 DOMAIN NAMES. The Joint Entity shall not register any domain names or provide links on any Internet web sites to facilitate access to the Venetian Casino Sites and shall not register any domain names incorporating any Venetian Marks unless directed in writing to do so by Venetian.

      6.2 IP ADDRESSES. The Joint Entity shall obtain IP addresses for the Venetian Casino Sites and shall inform Venetian and GET/SSP of the IP addresses and the function of the Venetian Casino Sites server associated with each IP address.

      6.3 JOINT ENTITY TO PREVENT UNITED STATES AND OTHER ILLEGAL WAGERING. The Joint Entity shall warrant upon Closing that:

            a. NOT ACCEPT U.S. BETS. The Joint Entity shall not engage in or cause any person or entity to, solicit or market the Venetian Casino Sites, or any other gambling Internet web sites, to persons residing in the United States, Puerto Rico, any other United States territories or protectorates, or any other areas governed by the law of the United States (all of such areas collectively being referred to as the "United States") until it is mutually agreed by GET/SSP and Venetian that gambling via the Internet has been made legal in the United States and any Illegal Localities, such efforts shall include:

                  (i) refusing bets or wagers from persons in the United States and/or the Illegal Localities consistent with the procedures and obligations set forth in Exhibit E, (ii) periodically reviewing of the effectiveness of Joint Entity's current procedures to prevent taking bets from anyone other than Appropriate Visitors, (iii) implementing, in the shortest time possible, commercially reasonable procedures, technologies or methodologies to supplement or improve the procedures of the Joint Entity to prevent taking bets from anyone other than Appropriate Visitors, where Venetian and/or the periodic review, indicates such procedures, technologies or methodologies should be implemented; and

            b. NOT ACCEPT UNDERAGE BETS. The Joint Entity shall use its best efforts to ensure that no bets or wagers are made on the Venetian Casino Sites from persons that are not of legal age to place wagers on the Venetian Casino Sites, such efforts to include, without limitation, (i) refusing bets from those persons that provide identification information that indicates that they are not of legal age to place wagers on the Venetian Casino Sites, (ii) periodically reviewing of the effectiveness of the Joint Entity's current procedures to prevent taking bets from anyone other than Appropriate Visitors of appropriate age, (iii) implementing, in the shortest time possible, commercially reasonable procedures, technologies or methodologies to supplement or improve the procedures of Joint Entity to identify players and to prevent taking bets from anyone other than Appropriate Visitors of appropriate age, where Venetian and/or the periodic review, indicates such procedures, technologies or methodologies should be implemented.

7.    WARRANTIES OF GET/SSP

      7.1 GET/SSP covenants, represents and warrants that GET/SSP is the owner or licensee of the SSP Hardware, SSP Software and GET Software and has or shall obtain prior to Closing all necessary rights (including, without limitation, licenses for Intellectual Property rights) in and to the SSP Hardware, SSP Software and GET Software effect the intent of this Agreement and the Operating Agreement, and that to the best of its actual knowledge, information and belief, the SSP Hardware, SSP Software and the GET Software do not infringe any rights of any other person or entity.

      7.2 GET/SSP covenants, represents and warrants that GET/SSP has the authority, or shall obtain the authority prior to Closing, with regard to the SSP Software and GET Software, to fulfill all obligations and make all licenses pursuant to this Agreement related to the SSP Hardware, SSP Software and GET Software, including, but not limited to, (i) the escrow of Source Code and SSP Hardware schematics, (ii) the licenses of use, reproduction, production and modification, (iii) the grant of the right to repair, and (iv) the license to create derivative works.

      7.3 To the best of GET/SSP's actual knowledge, information and belief, the grant of the license of the GET Software and SSP Software, the use and full exploitation by the Joint Entity of the GET Software and SSP Software and the exercise of the Joint Entity's rights in this Agreement shall not infringe or conflict with any valid and subsisting Intellectual Property right, title, interest or license held, possessed or maintained by any other person or entity.

      7.4 GET/SSP covenants, represents and warrants that GET/SSP has or shall obtain prior to the Closing Date the right and authority to contribute the GET Software upon the terms set forth in this Agreement.

      7.5 GET/SSP has or shall obtain prior to the Closing Date the requisite authority to enter into and carry out their terms of this Agreement.

      7.6 GET/SSP's execution of this Agreement and its compliance with its terms shall not violate the personal, contractual or property rights of any other person or entity.

      7.7 GET/SSP covenants, represents and warrants that GET/SSP will not and shall not issue any press release or other communication regarding this Agreement, or the Venetian Casino Sites, without the prior written approval of Venetian.

      7.8 GET/SSP covenants, represents and warrants that GET/SSP will not and shall not register any domain names or provide links on any publicly accessible Sites to facilitate access to the Venetian Casino Sites and shall not register any domain names incorporating any Venetian Marks unless directed in writing to do so by Venetian.

      7.9 GET/SSP covenants, represents and warrants that during the term of this Agreement, GET/SSP shall not itself, or through any other joint venture or other business arrangement, operate or participate in the ownership of any online gambling web sites other than the Venetian Casino Sites.

            a. Notwithstanding anything to the contrary in Section 7.9, Venetian acknowledges that the members of GET/SSP (SSP Solutions, Inc. and GET USA, Inc.), shall each continue to provide their respective products and services to any customer on an unrestricted basis.

      7.10 Within thirty (30) days of the Effective Date, GET/SSP and Venetian shall develop the budget for the Joint Entity's development and related operations. GET/SSP covenants, represents and warrants that within ninety (90) days from approval of the Joint Entity's budget by GET/SSP and Venetian, GET/SSP will provide and maintain adequate capitalization to fund its portion of the Joint Entity's budget up to the GET/SSP Cap. Based upon current estimates of development and operations, the capital requirements for GET/SSP will be:

            a.    30 days from the Effective Date: $100,000.00

            b.    60 days from the Effective Date: $500,000.00

            c.    90 days from the Effective Date: $1,000,000.00

            d.    As of Closing: $5,000,000.00

            In addition to the capitalization schedule set forth in this Section
            7.10 and subject to the GET/SSP CAP, GET/SSP represents, covenants and warrants that GET/SSP shall, within ninety (90) days of the Effective Date, have available an additional three million dollars ($3,000,000) in working capital to fund the operation of the Joint Entity. GET/SSP and Venetian agree to provide the resources and bear their own costs up to completion, approval and funding of the Joint Entity's budget. Upon thirty (30) days written notice without cure, Venetian may terminate this Agreement and the Operating Agreement if GET/SSP fails to maintain such capitalization levels as warranted in this Section 7.10

      7.11 EXCEPT FOR THE WARRANTIES PROVIDED IN THIS SECTION 7, GET/SSP DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, THE IMPLIED

            WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE RELATED TO SOFTWARE PROVIDED BY GET/SSP.

8.    WARRANTIES OF VENETIAN

      8.1 Venetian covenants, represents and warrants that Venetian has or shall obtain prior to Closing the right and authority to contribute the license in the Venetian Marks, Venetian Works, and Venetian List upon the terms set forth in this Agreement.

      8.2 Venetian has or shall obtain prior to Closing the requisite authority to enter into and carry out their terms of this Agreement.

      8.3 Venetian's execution of this Agreement and its compliance with its terms shall not violate the personal, contractual or property rights of any other person or entity.

      8.4 Venetian shall not issue any press release or other communication regarding this Agreement, or the Venetian Casino Sites, without the prior written approval of GET/SSP.

      8.5 Venetian covenants, represents and warrants that during the term of this Agreement, Venetian shall not itself, or through any other joint venture or other business arrangement, operate or participate in the ownership of any online gambling web sites other than the Venetian Casino Sites.

            a. Notwithstanding anything to the contrary in Section 8.5, GET/SSP acknowledges that Venetian shall continue to provide its products and services to any customer on an unrestricted basis.

      8.6 EXCEPT FOR THE WARRANTIES PROVIDED IN THIS SECTION 8, VENETIAN DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

9.    CONDITIONS PRECEDENT TO CLOSING

      9.1 NEVADA GAMING APPROVAL. If before the first anniversary of the Effective Date any governmental body, regulatory agency, or board with jurisdiction over Venetian indicates any disapproval of involvement in foreign Internet based gaming by Venetian, its employees, parent company or affiliates, then this Agreement shall terminate prior to forming the Joint Entity.

      9.2 VENETIAN BOARD APPROVAL. The effectiveness of the obligations of the Parties hereunder is subject to Venetian's satisfaction or waiver of the following on or before on or before ninety (90) days after the Effective Date (which satisfaction or waiver shall be notified by Venetian in writing to GET/SSP promptly after the expiration of such period):

            a. The approval of the Board of Directors of Venetian regarding the transactions contemplated by this Agreement and the Operating Agreement and all approvals, clearances and consents of third parties necessary or desirable for the consummation of the transactions contemplated by the Agreement.

      9.3 GET/SSP BOARD OR MANAGER APPROVAL. The effectiveness of the obligations of the Parties hereunder is subject to GET/SSP's satisfaction or waiver of the following conditions on or before ninety (90) days after the Effective Date (which satisfaction or waiver shall be notified by GET/SSP in writing to Venetian promptly after the expiration of such period):

            a. The approval of the Board of Directors or Managers of GET/SSP regarding the transactions contemplated by this Agreement and the Operating Agreement and all approvals, clearances and consents of third parties necessary or desirable for the consummation of the transactions contemplated by the Agreement.

      9.4 SELECTION OF GAMING JURISDICTION. GET/SSP and Venetian shall mutually select, and agree to in writing, a gaming jurisdiction from which the Venetian Casino Sites will be maintained and operate and receive its online gaming license (the "Jurisdiction").

      9.5 LENDER APPROVAL. This Agreement and each Party's obligations hereunder are subject to the approval of its respective lenders, to the extent deemed necessary by each party, as determined in its sole and absolute discretion. Any such approval shall be obtained before the first anniversary of the Effective Date.

      9.6 PROVISION OF SOFTWARE LICENSES. Within thirty (30) days of the Effective Date, GET/SSP shall provide to Venetian copies of executed software license agreements with its licensors that reflect GET/SSP's rights to sublicense the Initial GET Software and the Initial GET/SSP Software to the Joint Entity. Such software license agreements shall reflect rights, indemnities, warranties and exclusions thereof in material conformity to those established in this Agreement. Within fifteen (15) days of receiving such licenses, Venetian, in its reasonable discretion, shall determine whether such licenses are satisfactory and shall so notify GET/SSP in writing. If Venetian reasonably determines the licenses are satisfactory this condition will be deemed waived. Alternatively, if Venetian reasonably determines the licenses are not satisfactory, Venetian may immediately terminate this Agreement.

      9.7 ESTIMATE DESIGN AND IMPLEMENTATION COSTS. GET/SSP shall provide Venetian with a written detailed estimate of the Design and Implementation Costs within forty-five (45) days after the date of execution of this Agreement.

      9.8 CLOSING DATE. If Closing does not occur before the first anniversary of the Effective Date then within sixty (60) days of the first anniversary of the Effective Date either Party may terminate this agreement upon fifteen (15) days notice to the other Party.

      9.9 EFFECT OF TERMINATION PRIOR TO CLOSING. If this Agreement is terminated prior to Closing, then the obligations set forth in this Agreement (other than confidentiality obligations) shall become null and void, each Party bearing its own expenses with no claim against, or liability to the other Party.

10.   CLOSING

      10.1 CONDITIONS OF CLOSING. This Agreement shall close upon satisfaction of the following conditions:

            a. The conditions set forth in Sections 7.10, 9.1, 9.2, 9.3, 9.4, 9.5, 9.6, and 9.7 of this Agreement have been satisfied or waved by GET/SSP and Venetian.

            b. The Joint Entity has been formed pursuant to Section 2 of this Agreement.

            c. Venetian and GET/SSP have received their ownership interests in the Joint Entity.

11.     GAMING LICENSES.

      11.1 EFFORTS. After the Closing Date, Venetian, GET/SSP and the Joint Entity shall each engage in all commercially reasonable efforts and legal activities to acquire all required licensing in the Jurisdiction for itself relevant to its role and the roles of their subsidiaries (as appropriate) in the Venetian Casino Sites to the extent possible.

      11.2 SOFTWARE AND SYSTEMS. GET/SSP and the Joint Entity shall be responsible for submitting the Software and hardware to the applicable gaming authorities in the Jurisdiction for the approval of all or any portion of the Software and hardware that may be required prior to the installation of the Software. If required, the Joint Entity shall serve as a limited test site for the Software for any Jurisdiction authorities for licensing purposes.

      11.3 COMPLIANCE PLAN. The Joint Entity shall prepare a written regulatory compliance plan for approval by Venetian and GET/SSP prior to accepting any on-line wager. The Joint Entity shall not take any on-line wager prior to Venetian and GET/SSP's written approval of the regulatory compliance plan.

      11.4 STATUS. Upon a reasonable request from any Party, each Party shall inform the other Party of its status of the acquisition of gaming licenses in the Jurisdiction.

12.   MILESTONES

      12.1 LICENSING REQUIREMENT. If all gaming licensing required to legally operate the Venetian Casino Sites has not been achieved by the first anniversary of the Effective Date, then either Party may terminate this agreement upon fifteen (15) days notice to the other Party.

      12.2 FIRST LEGAL WAGER REQUIREMENT. If the Venetian Casino Sites is not fully operational and able to take legal wagers in conformance with this Agreement on or before eighteen (18) months after the Effective Date, then within twenty (20) months after the Effective Date either Party may terminate this agreement upon fifteen (15) days notice to the other Party.

13.   DISSOLUTION AND TERMINATION AFTER CLOSING

      13.1 VENETIAN TERMINATION AND DISSOLUTION. This Agreement shall terminate upon execution of the Joint Entity LLC Operating Agreement and related license and sublicenses by Venetian and GET/SSP. Notwithstanding any other provision of this Agreement, Venetian may immediately terminate this Agreement and dissolve the Joint Entity without any penalty or obligation to pay damages to GET/SSP or the Joint Entity, their employees or their agents by notice in writing to GET/SSP and the Joint Entity in the event that (i) GET/SSP or the Joint Entity materially breaches any section of this Agreement and such breach, if capable of remedy as determined in Venetian's reasonable discretion, has not been remedied within thirty (30) days of notice, (ii) GET/SSP or the Joint Entity engages or is engaged in any affirmative act of insolvency (as agreed to in good faith by the Managers) that is not dismissed within ninety (90) days, (iii) GET/SSP and the Joint Entity, in developing and/or operating the Venetian Casino Sites, fails to comply with United States federal, state or local gaming laws governing transactions with persons accessing the Venetian Casino Sites, (iv) Venetian reasonably determines in good faith that Venetian's continued involvement in the Venetian Casino Sites violates U.S. federal or state criminal laws or regulations to which it is subject or to which it may become subject, or (v) Venetian reasonably determines in good faith that its continued involvement in the Venetian Casino Sites materially impairs Venetian's ability to obtain or maintain gaming related licensing in any other jurisdiction. Venetian may, upon fifteen (15) days notice to GET/SSP and the Joint Entity, terminate this Agreement and dissolve the Joint Entity without any penalty or obligation to pay damages to GET/SSP or the Joint Entity, their employees or their agents by notice of termination in writing to GET/SSP and the Joint Entity pursuant to Sections 12.1 or 12.2 of this Agreement.

      13.2 GET/SSP TERMINATION AND DISSOLUTION. Notwithstanding any other provision of this Agreement, GET/SSP may upon one hundred eighty
            (180) days notice terminate this Agreement and dissolve the Joint Entity without any penalty or obligation to pay damages to Venetian or the Joint Entity, their employees or their agents by notice of termination in writing to Venetian and the Joint Entity in the event that (i) Venetian or the Joint Entity materially breaches any section of this Agreement and such breach, if capable of remedy, as determined in GET/SSP's reasonable discretion, has not been remedied within thirty (30) days of notice or (ii) Venetian or the Joint Entity engages or is engaged in any affirmative act of insolvency (as agreed to in good faith by the Managers) that is not dismissed within ninety (90) days. GET/SSP may, upon fifteen (15) days notice to Venetian and the Joint Entity, terminate this Agreement and dissolve the Joint Entity without any penalty or obligation to pay damages to Venetian or the Joint Entity, their employees or their agents by notice of termination in writing to Venetian and the Joint Entity pursuant to Sections 12.1 or 12.2 of this Agreement.

      13.3 MUTUAL CONSENT. Notwithstanding any other provision of this Agreement Venetian and GET/SSP may immediately terminate this Agreement and dissolve the Joint Entity upon mutual written agreement and notice to the Joint Entity without any penalty or obligation to pay damages to GET/SSP, Venetian, or the Joint Entity, their employees or their agents.

      13.4 MOVING JURISDICTIONS. Notwithstanding any other provision of this Agreement, if the Venetian Casino Sites is required to change Jurisdictions due to any change in governmental law, regulation or opinion, then the Parties shall either select a new Jurisdiction or terminate this Agreement. If the parties elect to terminate this agreement, then such termination shall be done without any penalty or obligation to pay damages to GET/SSP, Venetian, or the Joint Entity, their employees or their agents.

      13.5 FAILURE TO OBTAIN REQUIRED LICENSING. If either Venetian or GET/SSP is unable to acquire all required licensing for their involvement in the Venetian Casino Sites, then this Agreement shall terminate upon notification by the party unable to achieve licensing to the other party.

      13.6 EFFECT OF TERMINATION. Pursuant to 12.1 or 12.2, either Venetian or GET/SSP, shall have the right to file appropriate dissolution documents to legally dissolve the Joint Entity after termination of this Agreement. In such event, all licenses from Venetian set forth in Section 3 and GET/SSP in Section 4 of this Agreement shall be immediately terminated. In the event of dissolution, any assets of the Joint Entity shall be auctioned off or otherwise disposed of by a third party selected by mutual agreement of GET/SSP and Venetian and the proceeds of the sale shall be split, after payment of all Joint Entity liabilities, with fifty percent (50%) to Venetian and fifty percent (50%) to GET/SSP. All data created by, for, through, or in relation to the Venetian Casino Sites shall be archived by the Parties for at least three years or such other time period as required by the Jurisdiction.

14.   CONFIDENTIALITY

      14.1 GET/SSP shall from time to time during the Term of this Agreement, make available to Venetian information that is non-public, confidential or proprietary to GET/SSP or Venetian or its directors, managers, officers, employees, agents, distributors, designers, supplier/sub-contractors and professional advisers (collectively "Venetian Representatives") may receive information that is non-public, confidential or proprietary to GET/SSP (for the purposes of this Section 14.1 the "GET/SSP Confidential Information"). Venetian shall not, during or after the Term of this Agreement, disclose the GET/SSP Confidential Information to third parties or use the GET/SSP Confidential Information for any purpose other than in connection with its duties and obligations as set forth in this Agreement. Venetian will ensure that the GET/SSP Confidential Information will be kept confidential by Venetian and Venetian Representatives, and that all such Venetian Representatives shall be made aware of the confidential nature of the GET/SSP Confidential Information. In the event Venetian is requested or required (by oral question, interrogatories, subpoena, civil investigative demand or similar process) to disclose any of the GET/SSP Confidential Information, Venetian will promptly notify GET/SSP of such request or requirement and cooperate with GET/SSP so that GET/SSP may seek an appropriate protective order or otherwise seek appropriate protection of the GET/SSP Confidential Information. In the event that such protection is not obtained or that GET/SSP waives compliance with this Section 14.1, Venetian shall furnish only that portion of the GET/SSP Confidential Information that Venetian is advised by written opinion of Venetian's counsel that Venetian is legally required to be furnished. Unless mandated by law or a governmental agency, Venetian will keep all terms and conditions of this Agreement confidential both during and after the Term of the Agreement.

      14.2 GET/SSP shall from time to time during the Term of this Agreement, make available to the Joint Entity information that is non-public, confidential or proprietary to GET/SSP or the Joint Entity or its directors, officers, employees, agents, distributors, designers, supplier/sub-contractors and professional advisers (collectively "the Joint Entity Representatives") may receive information that is non-public, confidential or proprietary to GET/SSP (for the purposes of this Section 14.2 the "GET/SSP Confidential Information"). The Joint Entity shall not, during or after the Term of this Agreement, disclose the GET/SSP Confidential Information to third parties or use the GET/SSP Confidential Information for any purpose other than in connection with its duties and obligations as set forth in this Agreement. The Joint Entity will ensure that the GET/SSP Confidential Information will be kept confidential by the Joint Entity and the Joint Entity

            Representatives, and that all such the Joint Entity Representatives shall be made aware of the confidential nature of the GET/SSP Confidential Information. In the event the Joint Entity is requested or required (by oral question, interrogatories, subpoena, civil investigative demand or similar process) to disclose any of the GET/SSP Confidential Information, the Joint Entity will promptly notify GET/SSP of such request or requirement and cooperate with GET/SSP so that GET/SSP may seek an appropriate protective order or otherwise seek appropriate protection of the GET/SSP Confidential Information. In the event that such protection is not obtained or that GET/SSP waives compliance with this Section 14.2, the Joint Entity shall furnish only that portion of the GET/SSP Confidential Information that the Joint Entity is advised by written opinion of the Joint Entity's counsel that the Joint Entity is legally required to be furnished. Unless mandated by law or a governmental agency, the Joint Entity will keep all terms and conditions of this Agreement confidential both during and after the Term of the Agreement.

      14.3 Venetian shall from time to time during the Term of this Agreement, make available to GET/SSP information that is non-public, confidential or proprietary to Venetian or GET/SSP or its directors, officers, employees, agents, distributors, designers, supplier/sub-contractors and professional advisers (collectively "GET/SSP Representatives") may receive information that is non-public, confidential or proprietary to Venetian (for the purposes of this Section 14.3 the "Venetian Confidential Information"). GET/SSP shall not, during or after the Term of this Agreement, disclose the Venetian Confidential Information to third parties or use the Venetian Confidential Information for any purpose other than in connection with its duties and obligations as set forth in this Agreement. GET/SSP will ensure that the Venetian Confidential Information will be kept confidential by GET/SSP and GET/SSP Representatives, and that all such GET/SSP Representatives shall be made aware of the confidential nature of the Venetian Confidential Information. In the event GET/SSP is requested or required (by oral question, interrogatories, subpoena, civil investigative demand or similar process) to disclose any of the Venetian Confidential Information, GET/SSP will promptly notify Venetian of such request or requirement and cooperate with Venetian so that Venetian may seek an appropriate protective order or otherwise seek appropriate protection of the Venetian Confidential Information. In the event that such protection is not obtained or that Venetian waives compliance with this Section 14.3, GET/SSP shall furnish only that portion of the Venetian Confidential Information that GET/SSP is advised by written opinion of GET/SSP's counsel that GET/SSP is legally required to be furnished. Unless mandated by law or a governmental agency, GET/SSP will keep all terms and conditions of this Agreement confidential both during and after the Term of the Agreement.

      14.4 Venetian shall from time to time during the Term of this Agreement, make available to the Joint Entity information that is non-public, confidential or proprietary to Venetian or the Joint Entity or its directors, officers, employees, agents, distributors, designers, supplier/sub-contractors and professional advisers (collectively "the Joint Entity Representatives") may receive information that is non-public, confidential or proprietary to Venetian (for the purposes of this Section 14.4 the "Venetian Confidential Information"). The Joint Entity shall not, during or after the Term of this Agreement, disclose the Venetian Confidential Information to third parties or use the Venetian Confidential Information for any purpose other than in connection with its duties and obligations as set forth in this Agreement. The Joint Entity will ensure that the Venetian Confidential Information will be kept confidential by the Joint Entity and the Joint Entity Representatives, and that all such the Joint Entity Representatives shall be made aware of the confidential nature of the Venetian Confidential Information. In the event the Joint Entity is requested or required (by oral question, interrogatories, subpoena, civil investigative demand or similar process) to disclose any of the Venetian Confidential Information, the Joint Entity will promptly notify Venetian of such request or requirement and cooperate with Venetian so that Venetian may seek an appropriate protective order or otherwise seek appropriate protection of the Venetian Confidential Information. In the event that such protection is not obtained or that Venetian waives compliance with this Section 14.4 the Joint Entity shall furnish only that portion of the Venetian Confidential Information that the Joint Entity is advised by written opinion of the Joint Entity's counsel that the Joint Entity is legally required to be furnished. Unless mandated by law or a governmental agency, the Joint Entity will keep all terms and conditions of this Agreement confidential both during and after the Term of the Agreement.

      14.5 NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, THE EXISTENCE OF THIS AGREEMENT SHALL BE DEEMED "CONFIDENTIAL INFORMATION" PRIOR TO THE CLOSING DATE. NEITHER PARTY SHALL DISCLOSE THE EXISTENCE OF THIS AGREEMENT (EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW, RULES OR REGULATIONS AND ANY OTHER APPROPRIATE REGULATORY BODIES) WITHOUT THE PRIOR WRITTEN CONSENT OF THE OTHER PARTY. IN THE EVENT THE NATURE OF THIS AGREEMENT BECOMES GENERALLY KNOWN, EITHER PARTY SHALL HAVE THE RIGHT TO ISSUE A PRESS RELEASE DESCRIBING THE GENERAL NATURE OF THIS AGREEMENT.

15.   GENERAL PROVISIONS

      15.1  INTERPRETIVE AND GOVERNING LAW

            a. The Parties agree that this Agreement shall be interpreted under and governed by Nevada law without regard to its conflicts of laws principles.

      15.2  ARBITRATION

            a. All controversies and claims of any kind or nature whatsoever arising out of this Agreement, including, but not limited to controversies and claims with respect to the scope, interpretation or enforcement of this Agreement, shall be resolved promptly by arbitration between the parties.

            b. The disputing party shall give the other party written notice of the dispute ("the Arbitration Commencement Date"). Within twenty (20) days after the Arbitration Commencement Date, the receiving party shall submit to the disputing party a written response. The notice and response shall include a statement of each party's position and a summary of the evidence and argument supporting its position. The parties shall meet at a mutually acceptable time and place within thirty (30) days after the Arbitration Commencement Date and thereafter as often as they reasonably deem necessary to agree upon appropriate rules and procedures for the arbitration of the dispute.

            c. If the parties cannot agree upon rules and procedures for the arbitration of the dispute within sixty (60) days after the Arbitration Commencement Date, the controversy will be settled by arbitration by three arbitrators. Each party shall designate one arbitrator within seventy-five (75) days after the Arbitration Commencement Date. The two arbitrators shall designate a third arbitrator within ninety (90) days after the Arbitration Commencement Date to serve as the Chair of the arbitration. Each arbitrator shall have a Juris Doctorate or equivalent degree and any of the following: (i) at least five years of legal practice in an Intellectual Property group of a nationally recognized law firm practicing in a common law jurisdiction; or (ii) shall have served for at least five (5) years as a judge with experience in Intellectual Property matters. No arbitrator shall have an affiliation or relationship with either party, nor shall he or she have any interest in or benefit from the outcome of the arbitration. The arbitrators shall be governed by the United States Arbitration Act, 9. U.S.C. Sections 1-16, and the Federal Rules of Civil Procedure and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction. The place of arbitration shall be Clark County, Nevada. In addition to actual damages, the arbitrators are empowered to award reasonable attorney's fees and costs to the prevailing party.

            d. All deadlines specified in this Section 15.2 may be extended by mutual agreement.

            e. The procedures specified in this paragraph shall be the sole and exclusive procedures for the resolution of disputes between the parties arising out of or relating to this Agreement, provided, however, that a party may seek a preliminary injunction or other preliminary judicial relief if, in its judgment, that action is necessary to avoid irreparable damage. Despite the seeking of preliminary judicial relief, the parties will continue to participate in good faith in the procedures specified in this paragraph. All applicable statutes of limitation shall be tolled while the procedures specified in this paragraph are pending. The parties will take any actions required to effectuate the tolling.

      15.3 ENTIRE AGREEMENT. This Agreement constitutes the entire Agreement between the Parties concerning the subject matter hereof. No prior or contemporaneous representations, inducements, promises, or agreements, oral or otherwise, between the Parties with reference to the subject matter of this Agreement will be of any force or effect. In the event of any express or implied conflict between the terms and provisions of this Agreement and any other agreement, the terms and conditions of this Agreement shall control and govern.

      15.4 AMENDMENTS IN WRITING. No modification or amendment to this Agreement will be valid or binding unless reduced to writing and duly executed by the Party or Parties to be bound thereby.

      15.5  NOTICES. Notices herein will be delivered and effective as follows:
            Every notice required or contemplated by this Agreement to be given by either Party may be given by hand delivery, by overnight commercial courier delivery service or express mail, by telecopier, or by certified mail return receipt requested addressed to the Party for whom it is intended, at the address as follows:

                  To Venetian:  Venetian Casino Resort, LLC
                                3355 Las Vegas Blvd., South
                                Las Vegas, NV 89109
                                Fax: (702) 733-5499
                                Attn: William P. Weidner
                  To GET/SSP:   GET/SSP, LLC
                                17861 Cartwright Road
                                Irvine, CA 92614
                                Fax: (949) 655-4501
                                Attn: Marvin Winkler

      15.6 WAIVER. None of the terms of this Agreement, including this Section 15, or any term, right, or remedy herein shall be deemed waived unless such waiver is in writing and signed by the Party to be charged therewith.

      15.7 ASSIGNMENT. This Agreement is personal to Venetian and GET/SSP and shall not be assignable to any other entity without the written permission of the other Party. The foregoing notwithstanding, upon written notice to the other Party, this Agreement may be assigned by either Party to an affiliate or other entity specifically created for that purpose. If the Joint Entity is formed, then the Joint Entity shall not assign this Agreement to any other entity without the written permission of Venetian and GET/SSP.

      15.8 BINDING ON SUCCESSORS. This Agreement will be binding upon and inure to the benefit of the Parties and their successors and assigns permitted by this Agreement.

      15.9 FORCE MAJEURE. Neither Party shall be liable for failure to perform or delay in performing any obligation under this Agreement if the failure or delay is caused by any circumstances beyond its reasonable control, including but not limited to acts of god, war, civil commotion or industrial dispute ("Force Majeure"). If such delay or failure continues for at least thirty (30) days, the Party not subject to the Force Majeure shall be entitled to terminate this Agreement by notice in writing to the other.

      15.10 NEUTRAL INTERPRETATION AND REPRESENTATION. Each Party has had the opportunity to be represented by counsel of its choice in negotiating this Agreement. This Agreement shall therefore be deemed to have been negotiated and prepared at the joint request, direction, and construction of the Parties, at arms length, with the advice and participation of counsel, and shall be interpreted in accordance with its terms without favor to any Party. The Parties and their respective counsel have reviewed this Agreement, and the normal rule of construction to the effect that any ambiguities in this Agreement are to be resolved against the drafting Party are not to be employed in the interpretation of this Agreement.

      15.11 INDEPENDENT PARTIES. The Parties are independent contractors. No partnership or joint venture beyond ownership in the Joint Entity is intended to be created by this Agreement, nor any principal agent or employer-employee relationship. Neither Party has, and Neither Party shall attempt to assert, the authority to make commitments for or to bind any other Party to any obligation.

      15.12 INJUNCTIVE RELIEF. Each Party acknowledges that any violation by it of its covenants in this Agreement relating to Intellectual Property rights or gaming licenses would result in damage that is largely intangible but nonetheless real, and that is incapable of complete remedy by an award of damages. Accordingly, any such violation shall give the other Party the right to seek a court ordered injunction or other appropriate order to specifically enforce those covenants, independent of any dispute arbitration. The parties agree to submit to the exclusive personal jurisdiction of the federal and state courts sitting in Clark County, Nevada for the purposes of any injunctive relief action. The Parties agree that the federal and state courts sitting in Clark County, Nevada are the most appropriate venue for the purposes of any injunctive relief action.

      15.13 COUNTERPARTS. This agreement may be executed in any number of counterparts, each of which shall be considered an original, but all of which counterparts shall be deemed to be one and the same document. Parties may execute this agreement by signatures obtained through facsimile and those signatures may be relied upon by the other Party as valid as if they were signed in the presence of the other Party.

Each person signing below represents that he or she has read this Agreement in its entirety, understands its terms, is duly authorized to execute this Agreement on behalf of the Party indicated below by his or her name, and agrees on behalf of such Party that such Party will be bound by those terms.


DATE: 1/15/02                        GET/SSP, LLC
      ------------------------

                                     By:/s/ Marvin Winkler
                                        ---------------------------------------

                                     Name: Marvin Winkler
                                           ------------------------------------

                                     Its: Manager
                                          -------------------------------------


DATE: 1/15/02                       Venetian Casino Resort, LLC
      ------------------------

                                     By:/s/ David Friedman
                                        ---------------------------------------

                                     Name: David Friedman
                                           ------------------------------------

                                     Its: Assistant to the Chairman of the Board
                                          -------------------------------------

                                    EXHIBIT A

                              INITIAL GET SOFTWARE


1.1   [Gaming Framework

      1.    Games

            a.    Games/activities that are currently supported

The games available to be licensed on day one are: Blackjack, Video Poker (versions include Jokers Wild, Deuces Wild, Jacks or better), Baccarat, Keno, Sic Bo, Punto Banco, 3-reel slot machines, 5-reel slot machines, Roulette, American Roulette, Pai Gow Poker, Craps, Lottery, and Bingo.


            b.    Support for third-party or custom-developed software

                        Games
                        Analytical components

There are a set of APIs that suitable organizations can access to develop and interface new games and analytical components with the GET/SSP system.

            c. How does the system support third-party or custom-developed games, analytical components, and similar elements? Is there an "adapter" or API for game developers?

There is a set of APIs that suitable organizations can access to develop and interface new games and analytical components with the GET/SSP system. The advantage of this approach is that organizations can produce games to the same standards and "look and feel" of the base system, and the account management facilities and cash account are fully integrated.

            d. Support for ancillary material such as tutorials Flash-based tutorials can be plugged in to the player environment.

            e.    What information is displayed to the customer for each game?

-   Game Name.

-   Restrictions on play.

- Instructions on how to play, including a pay table for all prizes and special features.

-   Current account balance.

-   Unit and total bet.

- The percentage return to the player, or sufficient information to enable the player to readily and easily determine the percentage return to player.

-   Information on contact points for problem gambling services.

Rules of the game as approved by the regulator.

            f. What action does the system take if a game is terminated prior to completion?

In single-stage games, leaving the game and/or the system, and disconnection have identical effect - the next time the player logs on, they can view and replay any game up to the point they disconnected.

In multi-stage games such as Blackjack, leaving the game and/or the system before a hand is complete creates an incomplete game entry. The next time the player logs on, the system automatically replays any game up to the point of disconnection, and requires the player complete the hand before being able to play any other games.

In multi-player games, we intend to complete any hands that are idle for a period of time, according to a standard basic strategy.

The system provides reports of all players with incomplete games as at the end of any day, and calculates the revenue/tax correctly.

            g.    What information is maintained on incomplete games?

The system records all actions up to the point the game was discontinued, and the status of all devices at the time the game was aborted.

            h. What action is taken if a response is outside a set parameter or range?

If a game play message is received that is in a format that is not expected, the account is immediately suspended, and a message sent to the operator and the player. The most likely reason is that the player is trying to use an unauthorized version of a game, in an attempt to defraud the casino.

            a.    System, database, web and application server software options

The ADS, Local ADS and OBS are the data storage layer, as shown below:

--------------------------------------------------------------------------------
SERVER                           DESCRIPTION
--------------------------------------------------------------------------------
Account Database Server (ADS)    The main database of the ICGS that stores all
                                 user account information including logged
                                 events.
--------------------------------------------------------------------------------
Local ADS (Local ADS)            This server operates in support of the ADS by
                                 buffering records on local hosts for

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 batch submission to the ADS. This feature adds
                                 to the scalability of the ICGS by preventing
                                 the ADS from becoming a potential bottleneck
                                 under load.
--------------------------------------------------------------------------------
OffSites Backup Server (OBS)     Works with the Local ADS to perform offSites
                                 event logging and for disaster recovery
                                 purposes.
--------------------------------------------------------------------------------

Data storage and handling servers of the Internet Casino Gaming System (ICGS).

The Account Database Server (ADS) is the centralized database of all user and player account and session details. All other servers in the system access this information through the ADS. With this basic structure in place, transaction throughput has been optimized.

ADS functions have been optimized as follows:

Active Account Transaction Cache - active accounts (a logged on player or administrator) participate in a system-wide distributed transaction cache.

Account Identification - the ADS maps both account numbers and account names, providing flexibility for users and performance for the system.

Session Logs - logs distribute transactions, facilitate Sites replication and server recovery, and localize transactions by account. Depending on jurisdiction (and the corresponding duration and quantity parameters), log files are stored as required. The database is kept lean by trimming logs outside these parameters in the archive process.

The Local Account Database Server (Local ADS) decentralizes the ADS, provides a distributed cache and distributed transaction journaling, and facilitates database replication and offSites transaction logs.

Since the ADS functions in support of the entire ICGS, communication with the ADS in a large system hosting many players could become a potential bottleneck. This is alleviated through the Local ADS, which operates on each host in the network as required, and on all new hosts as they are dynamically added to a running system. The ADS is thereby significantly relieved of disk intensive activities, resulting in significantly improved system and network performance.

Communication between a Server and the ADS using the Local ADS.

Primary scalability in the ICGS is achieved through the User Session Server
(USS). The USS provides all player functionality additional USS servers can be dynamically added to a running system as required. Each USS host (as for all other servers) operates in concert with a Local ADS.

Users are dynamically distributed across all USS servers through the Connection Distribution Server (CDS). This server load balances through the use of a dynamic heap structure and ensures optimal load across all USS servers currently operating

            b. Methods for integration between gaming platform and adopter systems

The CAS allows customers to develop their own applications. This two-part system includes a JMS implemented event stream that sends all transaction data in real-time to a JMS Queue/Topic. An external agent has been developed to receive these events from the Queue/Topic and then parse the contents for post processing. Post processing could be anything that the operator can imagine including, financial reporting, real-time player analysis, real-time game analysis, marketing programs, loyalty programs etc.


The CAS provides open access to all casino administration functionality for third party products. This provides a scriptable environment where any casino functionality can be automated by the operator, thus allowing the operator to automate account adjustments, control financial limits, send targeted messages, automatically update player details, handle tasks, upgrade accounts, and any other functionality provided by GET/SSP's Internet Casino Administration Centre
(ICAC). All this is controlled by an advanced fine grained permissions system guaranteeing that the integrity of the core system will always be maintained.

      1.    What standard reports are provided with the System?

An SQL feed from the ADS to an Oracle database provides for full reporting capabilities. The feed is provided by the SDS server.

The SDS provides quasi real-time browser delivered reporting information. To achieve this the SDS provides three main services:

            - A parser for transforming incoming event data into SQL statements.

            -   A pipe for passing SQL statements to a Relational Data Base.

            - A Java Servlet engine for retrieving and rendering data from the RDB into HTML.

The SDS pipe guarantees to deliver data to the RDB within 30 minutes of an event occurring within the ICGS, although in practice the delay is very much shorter. This design has been implemented in order to mitigate RDB performance restrictions. If all writes to the RDB were guaranteed in real-time, the performance advantage of the ADS would be lost. This point is demonstrated by comparing the hardware required to run the GET/SSP system, which is substantially more cost-effective than that of our competitors.

Reports are produced in a number of suitable formats, including HTML. Standard reports include:

GAME REPORTS

      -   Game Activity Reports

      -   Game Detail for Player Report

      -   Game Session Detail Report

      -   Game Summary Reports

      -   Game Summary by Game Report

      -   Game Summary by Player Report

      -   Game Summary by Player for Region Report

      -   Game Summary by Region Report

GOVERNMENT/JURISDICTION REPORTS

      -   Tax by Game Type Report

      -   Government Tax by Region Report

      -   Account Balances Report

      -   Change Customer Details Report

      -   Large Wins Report

      -   Player Exclusion Report

      -   Incident Report

OPERATIONS REPORTS

      -   Operational summary reports:

FINANCIAL REPORTS

            -   Withdrawal Summary by Region Report

            -   Withdrawal Summary by Player Report

            -   Withdrawal Summary by Method Report

            -   Withdrawal Summary by Player for Region Report

            -   Withdrawal Detail for Player Report

            -   Deposit Summary by Region Report

            -   Deposit Summary by Player Report

            -   Deposit Summary by Method Report

            -   Deposit Summary by Player for Region Report

            -   Deposit Detail for Player Report

            -   Account Adjustments Report

            -   Inactive Accounts Report

            -   Incomplete Games Report

            -   Daily Financial Summary Report

            -   Weekly Financial Summary Report

            -   Monthly Financial Summary Report

      2. Describe the alert mechanisms that are built into the System and the method of deployment.

The ICGS reports all alerts using the ICAC TMS (Task Management System). All significant events including system alerts are recorded as individual tasks in the TMS.

The ICGS also provides support for SNMP a standard network messaging system commonly used for fault and alert monitoring. Many third party products can be employed to send SNMP messages directly to pagers, mobile phones, email etc.

GAMECENTER HELP DESK is fully enabled for access via the Web and wireless devices, enabling IT staff to handle critical issues from any location, at any time.

Intuitive web and PDA interfaces give remote technicians complete real-time access to tracking mechanisms and operational statistics, helping ensure quick resolution of customer issues and effective management of the service processes.

Pilot Center Help Desk is also designed to help organizations manage increasingly critical service level agreement (SLA) commitments. Coupling advanced workflow capabilities that automate routine tasks with a powerful escalation engine, GameCenter Help Desk ensures the fulfillment of SLA requirements. For maximum flexibility, the workflow feature can be initiated from any device, interface, external application, or from other modules within the GameCenter family of infrastructure management solutions.

                                    EXHIBIT B

                                GET/SSP SOFTWARE


SSP EMBASSY SYSTEM SOFTWARE

The SSP EMBASSY system is a distributed system consisting of an SSP EMBASSY device, an SSP EMBASSY Server, and an SSP EMBASSY Client desktop. The SSP EMBASSY device and the SSP EMBASSY Client Desktop reside within the client computing environment, while the SSP EMBASSY Server is connected to the client via the Internet and administered by a trusted party.

The SSP EMBASSY device provides the secure, real-time, run-time environment for the sensitive portion of applications called applets. The SSP EMBASSY device security core is the region within the SSP EMBASSY device that is protected from both hardware and host-based software attacks. It consists of a microprocessor, memory management unit, real-time clock, secure non-volatile memory for key storage, encryption/decryption technology, signing technology, and a true random number generator.

SSP EMBASSY OS, which supports the execution of applets within the secure run time environment.

SSP EMBASSY MANAGER

The SSP EMBASSY Manager allows the end-user to administer the installed applets, inquire about device resources, modify registration information, and validate the SSP EMBASSY device's time and synchronization information.

SSP EMBASSY DEVICE LIFE CYCLE

Before an SSP EMBASSY device can install an applet, it must be authorized to be within the Trust Assurance Network. This begins by establishing a chain of trust from a Personalization Station to the end-user. The chain of trust starts at the top with the SSP EMBASSY Root. The SSP EMBASSY Root is responsible for validating and authenticating the Authorization Agent Certificate Authority, SSP EMBASSY Personalization Station Certificate Authority, and SSP EMBASSY Device Server Certificate Authority. The Certificate Authorities are responsible for certifying and authorizing Authorization Agents, Personalization Stations, and EDS into the Trust Assurance Network.

The Applet Certifying Agent (ACA) is the entity within the TAN that certifies the applet. The Applet Certifying Agent is a trusted 3rd party that agrees to adhere to the security protocols defined for the TAN. For the applet to be certified, the Application Provider securely transmits the applet to the Application Developer Services, which transmits the applet to the ACA. The ACA certifies that the applet falls within the security protocol defined by the TAN, validates the applet header, and signs the applet code and the applet header separately with the ACA's private key.

SSP XNS PROTOCOL APPLET

SSP XNS, a protocol for exchanging sensitive data between systems. XNS provides the ability for an "entity" (a person, place, or thing) to "register" its identity and to store information about itself (in XML) on an XNS server. Subsequently, other entities can query this data by type and, if agreeable to both parties, enter into an agreement (an XNS "contract") that governs the privacy, security, and synchronization controls for the data.

    XNS provides for three levels of data validity:

    No promises have been made as to data validity;

    The entity supplying the information has agreed to XNS terms and promises to provide valid data about itself; and

    An XNS registered certificate authority, e.g., a bank, certifies that specific information provided by an entity is known by the certificate authority to be valid.

SSP PROFILE MANAGER

SSP Profile Manager provides comprehensive control of the PKI token and certificate lifecycle, and securely leverages the Internet for e-business and communications. Through adoption of a Public Key Infrastructure using smart-card based digital signatures, control features are simplified for complete command of card and certificate issuance. This may include everything from new member enrollment and issuing cards and certificates to replacement of lost and damaged cards, unblocking locked cards, updating cards, and renewing and revoking certificates."

SSP EPAY SAFE SECURE TRANSACTION SOFTWARE

SSP Epay Safe software is the only secure "bank eyes only card present" encryption and transaction software for ATM, Debit or Credit Card transactions supporting VISA, Master Card, and Discover currently worldwide. It is available in embedded EMBASSY applet form as well as a server based environment.

The ADS, Local ADS and OBS are the data storage layer, as shown below:

-------------------------------------------------------------------------------------
SERVER                          DESCRIPTION
-------------------------------------------------------------------------------------
Account Database Server (ADS)   The main database of the ICGS that stores all user
                                account information including logged events.
-------------------------------------------------------------------------------------
Local ADS (Local ADS)           This server operates in support of the ADS by
                                buffering records on local hosts for batch submission
                                to the ADS. This feature adds to the scalability of
                                the ICGS by preventing the ADS from becoming a
                                potential bottleneck under load.
-------------------------------------------------------------------------------------
OffSites Backup Server (OBS)    Works with the Local ADS to perform offSites event
                                logging and for disaster recovery purposes.
-------------------------------------------------------------------------------------

Data storage and handling servers of the Internet Casino Gaming System (ICGS).

The Account Database Server (ADS) is the centralized database of all user and player account and session details. All other servers in the system access this information through the ADS. With this basic structure in place, transaction throughput has been optimized.

ADS functions have been optimized as follows:

Active Account Transaction Cache - active accounts (a logged on player or administrator) participate in a system-wide distributed transaction cache.

Account Identification - the ADS maps both account numbers and account names, providing flexibility for users and performance for the system.

Session Logs - logs distribute transactions, facilitate Sites replication and server recovery, and localize transactions by account. Depending on jurisdiction (and the corresponding duration and quantity parameters), log files are stored as required. The database is kept lean by trimming logs outside these parameters in the archive process.

The Local Account Database Server (Local ADS) decentralizes the ADS, provides a distributed cache and distributed transaction journaling, and facilitates database replication and offSites transaction logs.

Since the ADS functions in support of the entire ICGS, communication with the ADS in a large system hosting many players could become a potential bottleneck. This is alleviated through the Local ADS, which operates on each host in the network as required, and on all new hosts as they are dynamically added to a running system. The ADS is thereby significantly relieved of disk intensive activities, resulting in significantly improved system and network performance.

Communication between a Server and the ADS using the Local ADS.

Primary scalability in the ICGS is achieved through the User Session Server
(USS). The USS provides all player functionality additional USS servers can be dynamically added to a running system as required. Each USS host (as for all other servers) operates in concert with a Local ADS.

Users are dynamically distributed across all USS servers through the Connection Distribution Server (CDS). This server load balances through the use of a dynamic heap structure and ensures optimal load across all USS servers currently operating

        c.  Methods for integration between gaming platform and adopter systems

The CAS allows customers to develop their own applications. This two-part system includes a JMS implemented event stream that sends all transaction data in real-time to a JMS Queue/Topic. An external agent has been developed to receive these events from the Queue/Topic and then parse the contents for post processing. Post processing could be anything that the operator can imagine including, financial reporting, real-time player analysis, real-time game analysis, marketing programs, loyalty programs etc.

The CAS provides open access to all casino administration functionality for third party products. This provides a scriptable environment where any casino functionality can be automated by the operator, thus allowing the operator to automate account adjustments, control financial limits, send targeted messages, automatically update player details, handle tasks, upgrade accounts, and any other functionality provided by GET/SSP's Internet Casino Administration Centre
(ICAC). All this is controlled by an advanced fine grained permissions system guaranteeing that the integrity of the core system will always be maintained.

    3.  What standard reports are provided with the System?

An SQL feed from the ADS to an Oracle database provides for full reporting capabilities. The feed is provided by the SDS server.

The SDS provides quasi real-time browser delivered reporting information. To achieve this the SDS provides three main services:

        -   A parser for transforming incoming event data into SQL statements.

        -   A pipe for passing SQL statements to a Relational Data Base.

        - A Java Servlet engine for retrieving and rendering data from the RDB into HTML.

The SDS pipe guarantees to deliver data to the RDB within 30 minutes of an event occurring within the ICGS, although in practice the delay is very much shorter. This design has been implemented in order to mitigate RDB performance restrictions. If all writes to the RDB were guaranteed in real-time, the performance advantage of the ADS would be lost. This point is demonstrated by comparing the hardware required to run the GET/SSP system, which is substantially more cost-effective than that of our competitors.

                                    EXHIBIT C

                                 VENETIAN MARKS


THE VENETIAN

[THE VENETIAN LOGO]



THE VENETIAN

[LOGO]

VENETIAN

SANDS

                                    EXHIBIT D

                               ILLEGAL LOCALITIES

The following is the initial list of jurisdictions that shall immediately be deemed Illegal Localities by Venetian and GET/SSP. Additional jurisdictions may be added by either GET/SSP or Venetian from time to time. Jurisdictions may be removed from this list only with the written consent of both GET/SSP and Venetian.

Countries/Jurisdictions

-   The United States, including each State, its commonwealths and territories

- Iran, Iraq, Libya, Sudan, North Korea, Cuba, Syria, PAKISTAN, INDONESIA, LEBANON.

                                    EXHIBIT E
           INITIAL PROCEDURES TO PREVENT TAKING BETS FROM THOSE OTHER
                           THAN APPROPRIATE VISITORS

                       US Originated Transaction Blocking

THE VENETIAN CASINO SITES SOFTWARE CHECKS FOR US CUSTOMERS

SSP and the Joint Entity shall implement a technical mechanism in place within the SSP Software and GET Software to prevent betting by US residents

CHECKS AT ACCOUNT SETUP AND DEPOSIT OF FUNDS TO AN ACCOUNT

The blocking mechanism takes into account three factors when determining whether or not to enable a customer to establish an account or deposit money to an account, these are:

- Country of origin of IP address - Uses IP geo-location software to determine the country of origin of an end user's IP address.

- Country of issue of Payment Card - Use a database table of card ranges (BIN numbers), along with issuing bank and country of issue. This list is updated regularly and there is also an administration screen that allows manual update when required.

- Postal Code - The postal code field is examined to determine if it is of United States format.

The check is performed when a customer attempts to deposit funds into an account and will accept or reject the transaction, or suspend the customer as shown below:

                        ----------------------------------------------------------------------
                             US BASED IP             NON-US IP               UNKNOWN IP
----------------------------------------------------------------------------------------------
     Card                       Non     Not             Non      Not             Non     Not
     Type                US     US     Known     US     US     Known     US      US     Known
----------------------------------------------------------------------------------------------
US ZipCode               *       *       *       *       *       *       *        *       *
----------------------------------------------------------------------------------------------
Other Post Code          *       S       *       S       +       S       S        S       S
----------------------------------------------------------------------------------------------
Blank PostCode           *       S       *       S       +       S       *        S       *
----------------------------------------------------------------------------------------------

+  the transaction is accepted

*  the transaction is rejected and the customer account is suspended

S the customer is suspended pending clarification that the customer is not a US resident

IN CASES WHERE AN ACCOUNT IS SUSPENDED CUSTOMER SERVICE WILL NEED TO CALL THE INDIVIDUAL TO ASSURE THAT HE OR SHE HAS GIVEN AND IS AT A NUMBER THAT IS NOT IN THE ILLEGAL LOCALITIES.

ADDITIONAL CHECKS AT LOGIN

IF A CUSTOMER'S IP ADDRESS AT LOGIN INDICATES A DIFFERENT ISP THAN THE CUSTOMER USED IN SETTING UP THE CUSTOMER'S ACCOUNT, AND SUCH ISP IS BASED IN THE U.S. OR AN UNKNOWN JURISDICTION, THEN THE CUSTOMER'S TRANSACTION WILL BE SUSPENDED PENDING TELEPHONE VERIFICATION.

TRANSACTION REFUSAL REPORTING

The Software shall create a report from those transactions that have attempted to deposit money into the system from the United States.

                                    Exhibit F

                              THIRD PARTY SOFTWARE


Oracle 9i Enterprise Edition Database -

SUN SOLARIS  8 10/01 -

                                    EXHIBIT G

                              HARDWARE REQUIREMENTS

                                    EXHIBIT H

                            TRAINING SUPPORT SERVICES

                                    EXHIBIT I

                                  SSP HARDWARE


SSP Model 350 Smart Card Reader

This card reader is designed for mass production deployment as an authentication and monetization tool. It is a multi purpose reader that allows for a wide range of applications covering the majority of accepted industry standards. It is part of a scalable solution, adaptable for an open platform environment as well as suited for a controlled or closed environment, within all vertical markets.

The flexible design will allow for any combination of support for EMBASSY technology, smart card acceptance, magstripe, Forte or other smart cards, secure PIN pad, LCD display, all via a USB port. In addition, the reader can support additional internal integrated "plug in" modules, biometric (thumbprint scanner) and GPS (for location authentication).

SSP shall provide to the Joint Entity, a value added reseller (VAR) license for this technology.

                                   EXHIBIT J.

                           PREFERRED ESCROW AGREEMENT


This agreement ("Agreement") is effective ________, 20__ among DSI Technology Escrow Services, Inc. ("DSI"), SSP ("Depositor"), and __Joint Entity__ ("Preferred Beneficiary"), who collectively may be referred to in this Agreement as the parties ("parties").

A. Depositor and Preferred Beneficiary have entered or will enter into a separate agreement regarding certain proprietary technology of Depositor (referred to in this Agreement as "the Contribution Agreement").

B. Depositor desires to avoid disclosure of its proprietary technology except under certain limited circumstances.

C. The availability of the proprietary technology of Depositor is critical to Preferred Beneficiary in the conduct of its business and, therefore, Preferred Beneficiary needs access to the proprietary technology under certain limited circumstances.

D. Depositor and Preferred Beneficiary desire to establish an escrow with DSI to provide for the retention, administration and controlled access of certain proprietary technology materials of Depositor.

E. The parties desire this Agreement to be supplementary to the Contribution Agreement pursuant to 11 United States [Bankruptcy] Code, Section 365(n).

                              ARTICLE 1 -- DEPOSITS

1.1 Obligation to Make Deposit. Upon the signing of this Agreement by the parties, Depositor shall deliver to DSI the proprietary technology and other materials ("Deposit Materials") required to be deposited by the Contribution Agreement or, if the Contribution Agreement does not identify the materials to be deposited with DSI, then such materials will be identified on Exhibit A. If Exhibit A is applicable, it is to be prepared and signed by Depositor and Preferred Beneficiary. DSI shall have no obligation with respect to the preparation, signing or delivery of Exhibit A.

1.2 Identification of Tangible Media. Prior to the delivery of the Deposit Materials to DSI, Depositor shall conspicuously label for identification each document, magnetic tape, disk, or other tangible media upon which the Deposit Materials are written or stored. Additionally, Depositor shall complete Exhibit B to this Agreement by listing each such tangible media by the item label description, the type of media and the quantity. Exhibit B shall be signed by Depositor and delivered to DSI with the Deposit Materials. Unless and until Depositor makes the initial deposit with DSI, DSI shall have no obligation with respect to this Agreement, except the obligation to notify the parties regarding the status of the account as required in Section 2.2 below.

1.3 Deposit Inspection. When DSI receives the Deposit Materials and the Exhibit B, DSI will conduct a deposit inspection by visually matching the labeling of the tangible media containing the Deposit Materials to the item descriptions and quantity listed on the Exhibit B. In addition to the deposit inspection, Preferred Beneficiary may elect to cause a verification of the Deposit Materials in accordance with Section 1.6 below.

1.4 Acceptance of Deposit. At completion of the deposit inspection, if DSI determines that the labeling of the tangible media matches the item descriptions and quantity on Exhibit B, DSI will date and sign Exhibit B and mail a copy thereof to Depositor and Preferred Beneficiary. If DSI determines that the labeling does not match the item descriptions or quantity on Exhibit B, DSI will
(a) note the discrepancies in writing on Exhibit B; (b) date and sign Exhibit B with the exceptions noted; and (c) mail a copy of Exhibit B to Depositor and Preferred Beneficiary. DSI's acceptance of the deposit occurs upon the signing of Exhibit B by DSI. Delivery of the signed Exhibit B to Preferred Beneficiary is Preferred Beneficiary's notice that the Deposit Materials have been received and accepted by DSI.

1.5   Depositor's Representations. Depositor represents as follows:

a. Depositor lawfully possesses all of the Deposit Materials deposited with DSI;

b. With respect to all of the Deposit Materials, Depositor has the right and authority to grant to DSI and Preferred Beneficiary the rights as provided in this Agreement;

c.    The Deposit Materials are not subject to any lien or other encumbrance;

d. The Deposit Materials consist of the proprietary technology and other materials identified either in the Contribution Agreement or Exhibit A, as the case may be; and

e. The Deposit Materials are readable and useable in their current form or, if any portion of the Deposit Materials is encrypted, the decryption tools and decryption keys have also been deposited.

1.6 Verification. A verification determines, in different levels of detail, the accuracy, completeness, sufficiency and quality of the Deposit Materials. Preferred Beneficiary shall have the right to cause a verification of any Deposit

Materials, at Preferred Beneficiary's expense. Preferred Beneficiary shall notify Depositor and DSI of Preferred Beneficiary's request for verification. Depositor shall have the right to be present at the verification. If a verification is elected after the Deposit Materials have been delivered to DSI, then only DSI, may perform the verification.

1.7 Deposit Updates. Unless otherwise provided by the Contribution Agreement, Depositor shall update the Deposit Materials within sixty (60) days of each release of a new version of the product that is subject to the Contribution Agreement. Such updates will be added to the existing deposit. All deposit updates shall be listed on a new Exhibit B and the new Exhibit B shall be signed by Depositor. Each Exhibit B will be held and maintained separately within the escrow account. An independent record will be created which will document the activity for each Exhibit B. The processing of all deposit updates shall be in accordance with Sections 1.2 through 1.6 above. All references in this Agreement to the Deposit Materials shall include the initial Deposit Materials and any updates.

1.8 Removal of Deposit Materials. The Deposit Materials may be removed and/or exchanged only on written instructions signed by Depositor and Preferred Beneficiary, or as otherwise provided in this Agreement.

                 ARTICLE 2 -- CONFIDENTIALITY AND RECORD KEEPING

2.1 Confidentiality. DSI shall maintain the Deposit Materials in a secure, environmentally safe, locked facility that is accessible only to authorized representatives of DSI. DSI shall have the obligation to reasonably protect the confidentiality of the Deposit Materials. Except as provided in this Agreement, DSI shall not disclose, transfer, make available, or use the Deposit Materials. DSI shall not disclose the content of this Agreement to any third party. If DSI receives a subpoena or any other order from a court or other judicial tribunal pertaining to the disclosure or release of the Deposit Materials, DSI will immediately notify the parties to this Agreement unless prohibited by law. It shall be the responsibility of Depositor and/or Preferred Beneficiary to challenge any such order; provided, however, that DSI does not waive its rights to present its position with respect to any such order. DSI will not be required to disobey any order from a court or other judicial tribunal. (See Section 7.5 below for notices of requested orders.)

2.2 Status Reports. DSI will issue to Depositor and Preferred Beneficiary a report profiling the account history at least semi-annually. DSI may provide copies of the account history pertaining to this Agreement upon the request of any party to this Agreement.

2.3 Audit Rights. During the term of this Agreement, Depositor and Preferred Beneficiary shall each have the right to inspect the written records of DSI pertaining to this Agreement. Any inspection shall be held during normal business hours and following reasonable prior notice.

                       ARTICLE 3 -- GRANT OF RIGHTS TO DSI

3.1 Title to Media. Depositor hereby transfers to DSI the title to the media upon which the proprietary technology and materials are written or stored. However, this transfer does not include the ownership of the proprietary technology and materials contained on the media such as any copyright, trademark, trade secret, patent or other intellectual property rights.

3.2 Right to Make Copies. DSI shall have the right to make copies of the Deposit Materials as reasonably necessary to perform this Agreement. DSI shall copy all copyright, nondisclosure, and other proprietary notices and titles contained on the Deposit Materials onto any copies made by DSI. Any copies so made shall be accorded the same treatment as the originals pursuant to this Agreement. With all Deposit Materials submitted to DSI, Depositor shall provide any and all instructions as may be necessary to duplicate the Deposit Materials including but not limited to the hardware and/or software needed.

3.3 Right to Transfer Upon Release. Depositor hereby grants to DSI the right to transfer Deposit Materials to Preferred Beneficiary upon any release of the Deposit Materials for use by Preferred Beneficiary in accordance with Section
4.5. Except upon such a release or as otherwise provided in this Agreement, DSI shall not transfer the Deposit Materials.

                         ARTICLE 4 -- RELEASE OF DEPOSIT

4.1 Release Conditions. As used in this Agreement, "Release Conditions" shall mean the existence of any one or more of the following circumstances, uncorrected for more than thirty (30) days:

a. Depositor's failure to carry out obligations imposed on it, as are more fully described in Section 4.8.b.3 of the Contribution Agreement;

b. Entry of an order for relief for Depositor under Title 11 of the United States Code;

c. The making by Depositor of a general assignment for the benefit of creditors;

d. The appointment of a general receiver or trustee in bankruptcy of Depositor's business or property;

e. Action by Depositor under any state insolvency or similar law for the purpose of its bankruptcy, reorganization or liquidation; or

f.    Depositor's failure to continue to do business in the ordinary course.

4.2 Filing for Release. If Preferred Beneficiary believes in good faith that a Release Condition has occurred, Preferred Beneficiary may provide to DSI written notice of the occurrence of the Release Condition and a request for the release of the Deposit Materials. Upon receipt of such notice, DSI shall provide a copy of the notice to Depositor by commercial express mail.

4.3 Contrary Instructions. From the date DSI mails the notice requesting release of the Deposit Materials, Depositor shall have fifteen (15) calendar days to deliver to DSI contrary instructions ("Contrary Instructions"). Contrary Instructions shall mean the written representation by Depositor that a Release Condition has not occurred or has been cured. Upon receipt of Contrary Instructions, DSI shall send a copy to Preferred Beneficiary by commercial express mail. Additionally, DSI shall notify both Depositor and Preferred Beneficiary that there is a dispute to be resolved pursuant to Section 7.3 of this Agreement. Subject to Section 5.2 of this Agreement, DSI will continue to store the Deposit Materials without release pending (a) joint instructions from Depositor and Preferred Beneficiary; (b) dispute resolution pursuant to Section 7.3; or (c) order of a court of competent jurisdiction

4.4 Release of Deposit. If DSI does not receive Contrary Instructions from the Depositor, DSI is authorized to release the Deposit Materials to the Preferred Beneficiary or, if more than one beneficiary is registered to the deposit, to release a copy of the Deposit Materials to the Preferred Beneficiary. However, DSI is entitled to receive any fees due DSI before making the release. Any copying expense in excess of $300 will be chargeable to Preferred Beneficiary. This Agreement will terminate upon the release of the original and all copies of the Deposit Materials held by DSI.

4.5 Right to Use Following Release. Unless otherwise provided in the Contribution Agreement, upon release of the Deposit Materials in accordance with this Article 4, Preferred Beneficiary shall have the right to use the Deposit Materials for the sole purpose of continuing the benefits afforded to Preferred Beneficiary by the Contribution Agreement. Preferred Beneficiary shall be obligated to maintain the confidentiality of the released Deposit Materials.

                        ARTICLE 5 -- TERM AND TERMINATION

5.1 Term of Agreement. The initial term of this Agreement is for a period of one year. Thereafter, this Agreement shall automatically renew from year-to-year unless (a) Depositor and Preferred Beneficiary jointly instruct DSI in writing that the Agreement is terminated; or (b) DSI instructs Depositor and Preferred Beneficiary in writing that the Agreement is terminated for nonpayment in accordance with Section 5.2 or by resignation in accordance with Section 5.3. If the Deposit Materials are subject to another escrow agreement with DSI, DSI reserves the right, after the initial one year term, to adjust the anniversary date of this Agreement to match the then prevailing anniversary date of such other escrow arrangements.

5.2 Termination for Nonpayment. In the event of the nonpayment of fees owed to DSI, DSI shall provide written notice of delinquency to all parties to this Agreement. Any party to this Agreement shall have the right to make the payment to DSI to cure the default. If the past due payment is not received in full by DSI within one month of the date of such notice, then DSI shall have the right to terminate this Agreement at any time thereafter. DSI shall have no obligation to take any action under this Agreement so long as any payment due to DSI remains unpaid.

5.3 Termination By Resignation. DSI reserves the right to terminate this Agreement, for any reason, by providing Depositor and Preferred Beneficiary with 60-days written notice of its intent to terminate this Agreement. Within the 60-day period, the Depositor and Preferred Beneficiary may provide DSI with joint written instructions authorizing DSI to forward the Deposit Materials to another escrow company and/or agent or other designated recipient. If DSI does not receive said joint written instructions within 60 days of the date of DSI's written termination notice, then DSI shall destroy, return or otherwise deliver the Deposit Materials in accordance with Section 5.4.

5.4 Disposition of Deposit Materials Upon Termination. Subject to the foregoing termination provisions, and upon termination of this Agreement, DSI shall destroy, return, or otherwise deliver the Deposit Materials in accordance with instructions. If there are no instructions, DSI may, at its sole discretion, destroy the Deposit Materials or return them to Depositor. DSI shall have no obligation to destroy or return the Deposit Materials if the Deposit Materials are subject to another escrow agreement with DSI or have been released to the Preferred Beneficiary in accordance with Section 4.4.

5.5 Survival of Terms Following Termination. Upon termination of this Agreement, the following provisions of this Agreement shall survive:

a.    Depositor's Representations (Section 1.5);

b.    The obligations of confidentiality with respect to the Deposit Materials;

c. The rights granted in the sections entitled Right to Transfer Upon Release (Section 3.3) and Right to Use Following Release (Section 4.5), if a release of the Deposit Materials has occurred prior to termination;

d.    The obligation to pay DSI any fees and expenses due;

e.    The provisions of Article 7; and

f. Any provisions in this Agreement that specifically state they survive the termination of this Agreement.

                             ARTICLE 6 -- DSI'S FEES

6.1 Fee Schedule. DSI is entitled to be paid its standard fees and expenses applicable to the services provided. Unless otherwise stated in this Agreement or agreed in a writing signed by DSI, Preferred Beneficiary will pay DSI's fees. DSI shall notify in writing the party responsible for payment of DSI's fees at least sixty (60) days prior to any increase in fees. For any service not listed on DSI's standard fee schedule, DSI will provide a quote prior to rendering the service, if requested.

6.2 Payment Terms. DSI shall not be required to perform any service unless the payment for such service and any outstanding balances owed to DSI are paid in full. Fees are due upon receipt of a signed contract or receipt of the Deposit Materials whichever is earliest. If invoiced fees are not paid, DSI may terminate this Agreement in accordance with Section 5.2.

                       ARTICLE 7 -- LIABILITY AND DISPUTES

7.1 Right to Rely on Instructions. DSI may act in reliance upon any instruction, instrument, or signature reasonably believed by DSI to be genuine. DSI may assume that any officer of a party to this Agreement who gives any written notice, request, or instruction has the authority to do so. DSI shall not be required to inquire into the truth or evaluate the merit of any statement or representation contained in any notice or document. DSI shall not be responsible for failure to act as a result of causes beyond the reasonable control of DSI.

7.2 Indemnification. Depositor and Preferred Beneficiary each agree to indemnify, defend and hold harmless DSI from any and all claims, actions, damages, arbitration fees and expenses, costs, attorney's fees and other liabilities ("Liabilities") incurred by DSI relating in any way to this escrow arrangement unless such Liabilities were caused by the negligence or willful misconduct of DSI.

7.3 Dispute Resolution. Any dispute relating to or arising from this Agreement shall be resolved by arbitration using a panel of three (3) arbitrators under the Commercial Rules of the American Arbitration Association. Three arbitrators shall be selected. The Depositor and Preferred Beneficiary shall each select one arbitrator and the two chosen arbitrators shall select the third arbitrator, or failing agreement on the selection of the third arbitrator, the American Arbitration Association shall select the third arbitrator. However, if DSI is a party to the arbitration, DSI shall select the third arbitrator. Unless otherwise agreed by

Depositor and Preferred Beneficiary, arbitration will take place in San Diego, California, USA. Any court having jurisdiction over the matter may enter judgment on the award of the arbitrators. Service of a petition to confirm the arbitration award may be made by First Class mail or by commercial express mail, to the attorney for the party or, if unrepresented, to the party at the last known business address.

7.4 Controlling Law. This Agreement is to be governed and construed in accordance with the laws of Nevada, without regard to its conflict of law provisions.

7.5 Notice of Requested Order. If any party intends to obtain an order from the arbitrator or any court of competent jurisdiction that may direct DSI to take, or refrain from taking any action, that party shall:

a.    Give DSI at least two business days prior notice of the hearing;

b. Include in any such order that, as a precondition to DSI's obligation, DSI be paid in full for any past due fees and be paid for the reasonable value of the services to be rendered pursuant to such order; and

c. Ensure that DSI not be required to deliver the original (as opposed to a copy) of the Deposit Materials if DSI may need to retain the original in its possession to fulfill any of its other escrow duties.

                         ARTICLE 8 -- GENERAL PROVISIONS

8.1 Entire Agreement. This Agreement, which includes Exhibits described herein, embodies the entire understanding among the parties with respect to its subject matter and supersedes all previous communications, representations or understandings, either oral or written. DSI is not a party to the Contribution Agreement between Depositor and Preferred Beneficiary and has no knowledge of any of the terms or provisions of any such Contribution Agreement. DSI's only obligations to Depositor or Preferred Beneficiary are as set forth in this Agreement. No amendment or modification of this Agreement shall be valid or binding unless signed by all the parties hereto, except that Exhibit A need not be signed by DSI, Exhibit B need not be signed by Preferred Beneficiary and Exhibit C need not be signed.

8.2 Notices. All notices, invoices, payments, deposits and other documents and communications shall be given to the parties at the addresses specified in the attached Exhibit C. It shall be the responsibility of the parties to notify each other as provided in this Section in the event of a change of address. The parties shall have the right to rely on the last known address of the other parties. Unless otherwise provided in this Agreement, all documents and communications may be delivered by First Class mail.

8.3 Severability. In the event any provision of this Agreement is found to be invalid, voidable or unenforceable, the parties agree that unless it materially affects the entire intent and purpose of this Agreement, such invalidity, voidability or unenforceability shall affect neither the validity of this Agreement nor the remaining provisions herein, and the provision in question shall be deemed to be replaced with a valid and enforceable provision most closely reflecting the intent and purpose of the original provision.

8.4 Successors. This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties. However, DSI shall have no obligation in performing this Agreement to recognize any successor or assign of Depositor or Preferred Beneficiary unless DSI receives clear, authoritative and conclusive written evidence of the change of parties.

8.5 Regulations. Depositor and Preferred Beneficiary are responsible for and warrant compliance with all applicable laws, rules and regulations, including but not limited to customs laws, import, export, and re-export laws and government regulations of any country from or to which the Deposit Materials may be delivered in accordance with the provisions of this Agreement.

GET/SSP                             DSI Technology Escrow Services, Inc.

By: _________________________       By: _________________________

Name: _______________________       Name: _______________________

Title: ______________________       Title: ______________________

Date: _______________________       Date: _______________________


Joint Entity

By: _________________________

Name: _______________________

Title: ______________________

Date: _______________________

                               ESCROW - EXHIBIT A

                            MATERIALS TO BE DEPOSITED

                        Account Number _________________


Depositor represents to Preferred Beneficiary that Deposit Materials delivered to DSI shall consist of the following:


SSP                                 Joint Entity
Depositor                           Preferred Beneficiary

By: _________________________       By: _________________________

Name: _______________________       Name: _______________________

Title: ______________________       Title: ______________________

Date: _______________________       Date: _______________________
P01v2

                               ESCROW - EXHIBIT B

                        DESCRIPTION OF DEPOSIT MATERIALS

Depositor Company Name: SSP

Account Number: __________________________

Product Name: ____________________________  Version: _____________
(Product Name will appear as the Exhibit B Name on Account History report)

DEPOSIT MATERIAL DESCRIPTION:
Quantity       Media Type & Size    Label Description of Each Separate Item

____    Disk 3.5" or ____
____    DAT tape ____mm
____    CD-ROM
____    Data cartridge tape ____
____    TK 70 or ____ tape
____    Magnetic tape ____
____    Documentation
____    Other ______________________

PRODUCT DESCRIPTION:
Environment:

_____________________________________________________________________________

DEPOSIT MATERIAL INFORMATION:
Is the media or are any of the files encrypted? Yes / No If yes, please include any passwords and the decryption tools.
Encryption tool name________________________
    Version:__________________

Hardware required:
____________________________________________________________________________
Software required:
____________________________________________________________________________
Other required information:
____________________________________________________________________________

I certify for Depositor that the above described Deposit Materials have been transmitted to DSI:

Signature: ________________________
Print Name: _______________________

Date: _____________________________

DSI has inspected and accepted the above materials (any exceptions are noted above):

Signature: _________________________
Print Name: ________________________
Date Accepted:______________________
Exhibit B#:_________________________

Send materials to: DSI, 9265 Sky Park Ct., Suite 202, San Diego, CA 92123
(858) 499-1600

                               ESCROW - EXHIBIT C

                               DESIGNATED CONTACT

                        Account Number: _________________


Notices and communications          Invoices should be addressed to
should be addressed to Depositor:   Depositor at:

Company Name: SSP
Address: _____________________      Address: _____________________
Address: _____________________      Address: _____________________
Address: _____________________      Address: _____________________
Designated Contact: __________      Contact: _____________________
Tel: _________________________      Tel: _________________________
Fax: _________________________      P.O.# if req'rd: _____________
Email: _______________________      Email: _______________________
Verification Contact:

Notices and communications to       Invoices to Preferred Beneficiary
Preferred Beneficiary should        should be addressed to:
be addressed to:

Company Name: Joint Entity
Address: _____________________      Address: _____________________
Address: _____________________      Address: _____________________
Address: _____________________      Address: _____________________
Designated Contact: __________      Contact: _____________________
Tel: _________________________      Tel: _________________________
Fax: _________________________      P.O.# if req'rd: _____________
Email: _______________________      Email: _______________________

Requests from Depositor or Preferred Beneficiary to change the designated contact should be given in writing by the designated contact or an authorized employee of Depositor or Preferred Beneficiary.

Contracts, Deposit Materials and            Invoice inquiries and fee
notices to DSI should be addressed:         remittances addressed to:

DSI Technology Escrow Services, Inc.        DSI Technology Escrow
                                            Services, Inc.
Contract Administration                     Accounts Receivable

Suite 202                                   P.O. Box 45156
9265 Sky Park Court                         San Francisco, CA 94145-0156
San Diego, CA 92123
Tel: (858)499-1600                          Tel: (858) 499-1636
Fax: (858)694-1919                          Fax: (858) 499-1637
Email: ca@dsiescrow.com

Date:__________________
P01v2